Exhibit 4.1
GLG PARTNERS, INC., as Company
THE BANK OF NEW YORK MELLON, as Trustee
INDENTURE
Dated as of
May 15, 2009
5.00% Dollar-Denominated Convertible Subordinated Notes due May 15, 2014

i

Exhibit A –	Form of Note

Exhibit B –	Form of Certification for Transfer of Affiliate Note From an Affiliate Or a Transferee of an Affiliate to a Transferee Who Takes Note With Affiliate Legend

Exhibit C –	Form of Certification for Transfer pursuant to Rule 144

CROSS-REFERENCE TABLE*

TIA Section		Indenture Section
310	(a)(1)	7.09
	(a)(2)	7.09
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.09
	(b)	7.08
	(c)	N.A.
311	(a)	7.13
	(b)	7.13
	(c)	N.A.
312	(a)	5.01, 5.02(a)
	(b)	5.02(b)
	(c)	5.02(c)
313	(a)	5.03(a)
	(b)(1)	N.A.
	(b)(2)	5.03(a)
	(c)	5.03(a)
	(d)	5.03(b)
314	(a)	4.08, 5.04
	(b)	N.A.
	(c)(1)	16.05
	(c)(2)	16.05
	(c)(3)	N.A.
	(d)	N.A.
	(e)	16.05
	(f)	N.A.
315	(a)	7.01, 7.02
	(b)	6.08
	(c)	7.01
	(d)	7.01
	(e)	6.09
316	(a)(last sentence)	8.04
	(a)(1)(A)	6.07
	(a)(1)(B)	6.07
	(a)(2)	N.A.
	(b)	6.04
	(c)	2.03
317	(a)(1)	6.02
	(a)(2)	6.02
	(b)	4.04
318	(a)	16.07
	(c)	16.07

N.A. means not applicable

v

*  This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE
     INDENTURE dated as of May 15, 2009 between GLG Partners, Inc., a Delaware corporation (hereinafter called the “Company”), having its principal executive office at 399 Park Avenue, 38th Floor, New York, New York, 10022 and The Bank of New York Mellon, as trustee hereunder (hereinafter called the “Trustee”).
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Company’s 5.00% Dollar-Denominated Convertible Subordinated Notes due May 15, 2014 (hereinafter called the “Notes”).
ARTICLE 1
DEFINITIONS
     Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture.
     “Additional Amounts” has the meaning specified in Section 4.01.
     “Additional Interest” has the meaning specified in Section 5 of the Registration Rights Agreement.
     “Additional Interest Notice” has the meaning specified in Section 4.09.
     “Additional Notes” has the meaning specified in Section 2.01.
     “Additional Regulatory Condition” means any condition which, if triggered by an increase in ownership or control of the Company or its subsidiaries or controlled affiliates by virtue of a conversion of Notes, would (as a result of the registration or qualification of the Company or any of its subsidiaries or controlled affiliates as a manager, investment advisor or broker-dealer (i) in any jurisdiction other than the United Kingdom, Ireland or the Cayman Islands, or (ii) as a result of a change in the laws, regulations or published interpretations thereof with respect to any such registration or qualification in any jurisdiction, including the United Kingdom, Ireland or the Cayman Islands) be inconsistent with the registration or qualification of the Company or any of its subsidiaries or controlled affiliates as a manager, investment advisor or broker-dealer in any jurisdiction or require the Company or any such subsidiary or controlled affiliate to obtain, in respect of such registration or qualification, regulatory approval of such increase in ownership or control.
     “Additional Change of Control Shares” has the meaning specified in Section 13.10(a).

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Affiliate Legend” means the legend labeled as such that is set forth in Exhibit A hereto, which is incorporated in and expressly made a part of this Indenture.
     “Affiliate Notes” has the meaning specified in Section 2.02.
     “Agent Members” has the meaning specified in Section 2.05(b)(v).
     “Applicable Conversion Rate” as of any Trading Day, means the Conversion Rate in effect on such date determined by the Company, after giving effect to any adjustment provided for in Section 13.05 or Section 13.10, and, if applicable, after giving effect to the application of Section 5 of the Registration Rights Agreement.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.
     “Board of Directors” means the board of directors of the Company or, except as used in the definition of Change of Control and except where the context otherwise requires, any duly authorized committee of such board of directors.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which banking institutions in The City of New York or London are authorized or obligated by law, regulation or executive order to close.
     “capital stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.
     “Change of Control” means the occurrence at any time after the Issue Date of any of the following events:
          (1) consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the Company’s consolidated assets) or a series of related transactions or events pursuant to which the Company’s outstanding Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities, or other property, other than:
               (a) a transaction or event or a series of related transactions or events pursuant to which the holders of outstanding Common Stock and securities or instruments convertible or exchangeable for the Common Stock immediately prior to such transaction or event own, immediately after such transaction, at least a majority of the outstanding Common Stock or common stock of a successor of the Company, as applicable, or
               (b) a transaction or event or a series of related transactions or events pursuant to which at least 90% of the consideration (other than cash payments for fractional shares or pursuant to dissenters’ appraisal rights) in such transaction consists of securities (including American Depository Receipts (“ADRs”) issued under an issuer-sponsored ADR program) that are, or upon issuance will be, traded on, a United States national securities exchange or approved for quotation on any United States system of automated dissemination of quotations of securities prices similar to the Nasdaq National Market prior to its designation as a national securities exchange;
          (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of the Company’s capital stock then outstanding entitled to vote generally in elections of directors, other than pursuant to a transaction of the type contemplated by the preceding clause (1) that would be exempt from the definition of “Change of Control” pursuant to clause (1) of this definition; provided, that no Change of Control will be deemed to occur under this clause (2) as a result of a person or group being or becoming a beneficial owner of more than 50% of such total voting power so long as (i) such person or group is a member of the “group” of beneficial owners subject to the Voting Agreement (the “principals’ control group”) that includes any of the Principals and the Principals’ Trustees (including any person who may become a member of such group after the issuance of the Notes), (ii) the principals’ control group does not beneficially own more than 75% of such total voting power and (iii) any of the Principals and Principals’ Trustees continue to hold directly or indirectly the pecuniary interest in shares of the Company’s capital stock representing at least 25% of such total voting power; or
          (3) during any period of 12 consecutive months after the Issue Date, persons who at the beginning of such 12 month period constituted the Company’s Board of Directors, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the Board of Directors who were either members of the Board of Directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason (except by reason of temporary vacancies created by the death of a director, prior to the replacement of such director) to constitute a majority of the Company’s Board of Directors.
     For the purposes of this definition, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act and “beneficial owner” has the definition assigned to it under Section 13(d)(3) of the Exchange Act.

     “CIMA” has the meaning specified in Section 13.11(a)(iii).
     “Closing Sale Price” of the Common Stock or other capital stock or similar equity interests or other publicly traded securities on any Trading Day means the Closing Sale Price per share (or, if no Closing Sale Price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock or such other capital stock or similar equity interests or other securities are traded or, if the Common Stock or such other capital stock or similar equity interests or other securities are not listed on a United States national or regional securities exchange, any United States system of automated dissemination of quotations of securities prices or an established over-the-counter trading market in the United States. The Closing Sale Price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, the Company will determine the Closing Sale Price on such basis as it considers appropriate.
     “Common Stock” means, subject to Section 13.09, shares of common stock of the Company, par value $0.0001 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Common Stock Legend” has the meaning specified in Section 2.05(c).
     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.
     “Company Repurchase Notice” has the meaning specified in Section 3.03(b).
     “Company Repurchase Notice Date” has the meaning specified in Section 3.03(a).
     “Company Warrants” means (1) the 9,375,000 Founders’ Warrants issued as part of Founders’ Units pursuant to several Founders’ Units Subscription Agreements, dated July 20, 2006, between the Company and each of Berggruen Holdings North America Ltd., Marlin Equities II, LLC, James N. Hauslein, William P. Lauder and Herbert A. Morey; (2) the 4,500,000 Sponsors’ Warrants and the 6,250,000 Co-Investment Warrants issued as part of Co-Investment Units, pursuant to several Sponsors’ Warrants and Co-Investment Units Subscription Agreements, dated July 20, 2006, between the Company and each of Berggruen Holdings North America Ltd. and Marlin Equities II, LLC and (3) the Public Stockholders’ Warrants.
     “Conversion Agent” has the meaning specified in Section 2.08.

     “Conversion Date” has the meaning specified in Section 13.02.
     “Conversion Notice” has the meaning specified in Section 13.02.
     “Conversion Price” means, at any time, an amount equal to $1,000 divided by the Conversion Rate in effect at such time, rounded to the nearest cent.
     “Conversion Rate” has the meaning specified in Section 13.04.
     “Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: Global Corporate Trust, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company. Pursuant to Section 16.03, the Company will send a copy of any written communication sent to the Corporate Trust Office to: The Bank of New York Mellon, One Canada Square, London E14 5AL, United Kingdom, Attention: Global Corporate Trust.
     “Credit Agreement” means the credit agreement, dated as of October 30, 2007, among the Company, FA Sub 3, FA Sub 2 Limited and FA Sub 1 Limited, Citicorp USA, Inc., as administrative agent, and the lenders party thereto, as amended, renewed, extended or refinanced from time to time.
     “Credit Agreement Debt” means the “Obligations” under and as defined in the Credit Agreement.
     “CUSIP” means the Committee on Uniform Securities Identification Procedures.
     “Custodian” means The Bank of New York Mellon, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “default” means any event that is or, after notice or passage of time or both, would be an Event of Default.
     “Defaulted Interest” has the meaning specified in Section 2.03.
     “Definitive Note” has the meaning specified in Section 2.02.
     “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Designated Event” means the occurrence at any time of either of the following events:

          (1) the Common Stock (or other common stock or American Depository Receipts representing the Common Stock issued under an issuer-sponsored ADR program into which the Notes are then convertible) ceases to be listed on a United States national securities exchange or is not approved for quotation on any United States system of automated dissemination of quotations of securities prices similar to the Nasdaq National Market prior to its designation as a national securities exchange; or
          (2) a Change of Control.
     “Designated Event Repurchase Date” has the meaning specified in Section 3.02(a).
     “Designated Event Repurchase Notice” has the meaning specified in Section 3.02(c).
     “Designated Senior Indebtedness” means: (i) any Senior Indebtedness the principal amount of which is at least $50.0 million and with respect to which the instrument creating or evidencing such Indebtedness, or any related agreements or documents to which the Company is a party, expressly provides that such Senior Indebtedness is “Designated Senior Indebtedness” (provided that the instrument, agreement or other document may place limitations and conditions on the right of the Senior Indebtedness to exercise the rights of Designated Senior Indebtedness) and (ii) any “Obligations” (under and as defined in the Credit Agreement) of the Company with respect to outstanding Credit Agreement Debt, including guarantees of such Credit Agreement Debt.
     “DTC” means The Depository Trust Company.
     “Effective Date” has the meaning specified in Section 13.10(b).
     “Event of Default” means any event specified in Section 6.01 as an Event of Default.
     “Exchangeable Shares” means the Class B Ordinary Shares, par value U.S. $0.0001 per share, of FA Sub 2 Limited.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “ex-dividend date” means, with respect to any dividend or other distribution on shares of Common Stock or other securities, the first date upon which a transfer of the Common Stock or such other securities does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock or such other securities to its buyer.
     “Expiration Time” has the meaning specified in Section 13.05(e).
     “FA Sub 1 Limited” means FA Sub 1 Limited, a British Virgin Islands company limited by shares, a wholly-owned, direct Subsidiary of the Company.
     “FA Sub 2 Limited” means FA Sub 2 Limited, a British Virgin Islands company limited by shares, an indirect Subsidiary of the Company.

     “FA Sub 3” means FA Sub 3 Limited, a British Virgin Islands company limited by shares, an indirect Subsidiary of the Company.
     “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.
     “FSA” has the meaning specified in Section 13.11(a)(i).
     “Global Note” has the meaning specified in Section 2.02.
     “Holder” means a “Noteholder”.
     “Indebtedness” means, with respect to any Person:
          (1) (a) with respect to any party to the Credit Agreement, the Credit Agreement Debt, and (b) in addition, with respect to any Person, all of such Person’s indebtedness, obligations and other liabilities, contingent or otherwise, (i) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks or other financial institutions, whether or not evidenced by notes or similar instruments, or (ii) evidenced by credit or loan agreements, bonds, debentures or similar instruments, whether or not the recourse of the lender is to the whole assets of such Person or to only a portion thereof;
          (2) all of such Person’s reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds or performance bonds, whether or not matured;
          (3) all of such Person’s obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; and
          (4) all of such Person’s direct or indirect guarantees or similar agreements in respect of, and all obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (1) through (3).
     “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
     “Initial Notes” has the meaning specified in Section 2.01.
     “Initial Purchasers” means Citigroup Global Markets, Inc. and Credit Suisse Securities (USA) LLC.

     “interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Amounts, if any, and including Additional Interest, if any, payable under the terms of the Registration Rights Agreement.
     “Interest Payment Date” has the meaning set forth in the Notes.
     “Interest Record Date” has the meaning set forth in the Notes.
     “Issue Date” means May 15, 2009.
     “junior securities” has the meaning set forth in Section 15.17.
     “Make Whole Cap” has the meaning specified in Section 13.10(f)(ii).
     “Make Whole Floor” has the meaning specified in Section 13.10(f)(iii).
     “Market Disruption Event” means the occurrence or existence for more than one half-hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NYSE or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
     “Maturity Date” means May 15, 2014.
     “Maximum Conversion Rate” has the meaning specified in Section 13.05(g).
     “Non Payment Default” has the meaning specified in Section 15.03(b).
     “Note” or “Notes” means any of the Company’s 5.00% Dollar-Denominated Convertible Subordinated Notes due May 15, 2014, authenticated and delivered under this Indenture.
     “Note Register” has the meaning specified in Section 2.05(a).
     “Note Registrar” has the meaning specified in Section 2.05(a).
     “Noteholder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.
     “NYSE” means the New York Stock Exchange.
     “Offering Circular” means the Company’s offering circular dated May 12, 2009 relating to the Notes.
     “Officer” means any person holding any of the following positions with the Company, the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief

Executive Officer or any Co-Chief Executive Officer, the Chief Operating Officer, the Chief Legal Officer, the Chief Financial Officer, the Treasurer, the Secretary, or any Vice President of such Person.
     “Officers’ Certificate”, when used with respect to the Company, means a certificate signed by any two Officers of the Company or by one such Officer and any Assistant Treasurer or Assistant Secretary of the Company.
     “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, which opinion shall be reasonably acceptable to the Trustee.
     “Outstanding” or “outstanding”, when used with reference to Notes, and subject to the provisions of Section 8.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
          (b) Notes, or portions thereof, (i) for the repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or (ii) which shall have been otherwise discharged in accordance with Article 11;
          (c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06; and
          (d) Notes converted pursuant to Article 13, and Notes paid or repurchased pursuant to Article 3.
     “Paying Agent” has the meaning specified in Section 2.08.
     “Payment Blockage Notice” has the meaning specified in Section 15.03(b).
     “Payment Blockage Period” has the meaning specified in Section 15.03(b).
     “Payment Default” has the meaning specified in Section 15.03(a).
     “Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

     “premium” means any premium payable under the terms of the Notes.
     “Principals” means Noam Gottesman, Emmanuel Roman and Pierre Lagrange.
     “Principals’ Trustees” means each of G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust, Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust and Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust.
     “Public Stockholders’ Warrants” means the 52,800,000 warrants to purchase Common Stock, issued pursuant to the Amended and Restated Warrant Agreement, dated as of December 21, 2006, between Continental Stock Transfer & Trust Company and the Company, as amended.
     “Purchase Agreement” means the Purchase Agreement, dated as of May 12, 2009, among the Company and the Initial Purchasers.
     “Record Date” has the meaning specified in Section 2.03.
     “Redomiciliation” has the meaning specified in Section 10.01.
     “Reference Property” has the meaning specified in Section 13.05(o).
     “Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes, dated as of May 15, 2009, among the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.
     “Regulatory Condition” has the meaning specified in Section 13.11.
     “Relevant Date” has the meaning specified in Section 4.01.
     “Relevant Taxing Jurisdiction” has the meaning specified in Section 4.01(b).
     “Responsible Officer” means, with respect to the Trustee, any officer within the Global Corporate Trust department (or any successor department) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Restricted Notes Legend” has the meaning specified in Section 2.05(c).
     “Restricted Securities” has the meaning specified in Section 2.05(c).
     “Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.
     “SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this

Indenture the SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Senior Indebtedness” means the principal of, premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions, or refundings of, or amendments, modifications or supplements to, the foregoing. “Senior Indebtedness” does not include:
          (a) Indebtedness that expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is on the same basis or junior to the Notes;
          (b) any trade payables; or
          (c) any Indebtedness to any of the Company’s Subsidiaries, other than guarantees of Credit Agreement Debt, collateral securing Credit Agreement Debt or other Indebtedness to the Company’s Subsidiaries arising by reason of guarantees by the Company of Indebtedness of such Subsidiary to a Person that is not the Company’s Subsidiary.
     “Significant Subsidiary” means a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) of the Company, other than a “significant subsidiary” (i) (a) that is an operating company, other than one operating principally in the investment advisory business, that is acquired after the Issue Date by a collective investment vehicle for which the Company or an entity controlled by the Company is the investment advisor or (b) that is a collective investment vehicle managed by the Company or an entity controlled by the Company, regardless of whether or not it is consolidated in the Company’s financial statements, and (ii) as to whose Indebtedness and other obligations neither the Company nor its Subsidiaries provide any guarantee or other credit support.
     “Spin-Off” has the meaning specified in Section 13.05(c).
     “Stated Maturity,” with respect to any Note or any installment of principal thereof or interest thereon, means the date established by or pursuant to this Indenture or such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.
     “Stock Price” has the meaning specified in Section 13.10(b).

     “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).
     “TIA” means the Trust Indenture Act.
     “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in securities generally occurs on the NYSE or, if the Common Stock is not then listed on the NYSE, on the principal other United States national or regional securities exchange on which the Common Stock or other security is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, or if there is not then a trading market for the Common Stock or other security, “Trading Day” means any Business Day.
     “transfer” has the meaning specified in Section 2.05(c).
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trustee” means The Bank of New York Mellon and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.
     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “Volume Weighted Average Price”, on any Trading Day means, in the case of a share of Common Stock, the volume weighted average price of one share of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg Page GLG.N <EQUITY> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day, and in the case of the Public Stockholders’ Warrants, the volume weighted average price of one such Public Stockholders’ Warrant as displayed under the heading “Bloomberg VWAP” on Bloomberg Page GLG/WS.N <EQUITY> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day (or if such volume weighted average price is not available, the market value of the applicable security using a volume weighted method).

     “Voting Agreement” means the voting agreement, dated as of June 22, 2007, as amended, among the Company, the Principals, the Trustees and the other parties thereto.
     “Withdrawal Date” has the meaning specified in Section 13.13(b).
     “Withdrawal Notice Date” has the meaning specified in Section 13.13(b).
     Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     (a) “Commission” means the SEC;
     (b) “indenture securities” means the Notes;
     (c) “indenture security holder” means a Holder;
     (d) “indenture to be qualified” means this Indenture;
     (e) “indenture trustee” or “institutional trustee” means the Trustee; and
     (f) “obligor” on the Notes means the Company or any other obligor on the Notes.
     Section 1.03. Rules of Construction. Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;
     (d) words in the singular include the plural, and in the plural include the singular;
     (e) the male, female and neuter genders include one another;
     (f) references to the payments of interest on the Notes shall include Additional Interest payable pursuant to Section 5 of the Registration Rights Agreement (if any);
     (g) the word “including” wherever used will be deemed to be followed by the word “without limitation”;
     (h) references to agreements and other instruments include subsequent amendments thereto; and

     (i) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern.
ARTICLE 2
NOTES
     Section 2.01. Designation Amount and Issue of Notes. The Notes shall be designated as “5.00% Dollar-Denominated Convertible Subordinated Notes due May 15, 2014.” Upon the execution of this Indenture, and from time to time thereafter, Notes may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Notes upon a written order of the Company, such order signed by two Officers or by an Officer and either an Assistant Treasurer of the Company or any Assistant Secretary of the Company, without any further action by the Company hereunder.
     The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited; provided that upon initial issuance (including any issuance upon exercise of the Initial Purchasers’ option set forth in Section 3 of the Purchase Agreement), the aggregate principal amount of Notes outstanding shall not exceed $229,000,000, except as provided in Section 2.06. The Company may, without the consent of the Holders of Notes, issue additional Notes (the “Additional Notes”) from time to time in the future with the same terms and the same CUSIP number as the Notes originally issued under this Indenture (including any issuance upon exercise of the Initial Purchasers’ option set forth in Section 3 of the Purchase Agreement) (the “Initial Notes”) in an unlimited principal amount, provided that such Additional Notes must be part of the same issue as and fungible with the Initial Notes for United States federal income tax purposes. The Initial Notes and any such Additional Notes will constitute a single series of debt securities, and in circumstances in which this Indenture provides for the Holders of Notes to vote or take any action, the Holders of Initial Notes and the Holders of any such Additional Notes will vote or take that action as a single class.
     Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the

Depositary or as may be required for the Notes to be tradable on any market existing or developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Notes, other than Affiliate Notes, will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.
     Except as provided in Section 2.05(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.
     Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, exchanges, or transfers permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal of, interest on and premium, if any, on any Global Note shall be made to the Holder of such Note.
     Notes originally offered and sold by the Initial Purchasers to Affiliates of the Company (“Affiliate Notes”) will be issued in the form of one or more certificated notes in definitive registered form, without interest coupons (“Definitive Notes”). Each Affiliate Note shall be issued with the Affiliate Legend, set forth in Exhibit A hereto, which is incorporated in and expressly made a part of this Indenture. Upon such issuance, the Note Registrar shall register such Affiliate Notes in the name of the beneficial owner or owners of such Note (or the nominee of such beneficial owner or owners) and deliver the certificates for such Affiliate Notes to the respective beneficial owner or owners (or the nominee of such beneficial owner or owners). A Note initially issued as an Affiliate Note will bear the Affiliate Legend set forth in Exhibit A and be certificated only as a Definitive Note (and not as or with a Global Note) until it ceases to be a “restricted security” within the meaning of Rule 144 under the Securities Act, unless otherwise agreed by the Company (with written notice thereof to the Trustee).
     Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in fully registered form without coupons in denominations of $100,000 principal amount and integral multiples of $1,000 in excess thereof, subject to Section 2.05(b) and Section

2.05(c). Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Note attached as Exhibit A hereto (which date shall be the Issue Date in the case of the Initial Notes and in no event shall be earlier than the Issue Date). Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.
     The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at 5:00 p.m., New York City time, on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date. Notwithstanding the foregoing, any Note or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time on the Record Date for any interest payment date to 5:00 p.m., New York City time, on the applicable interest payment date must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made (1) if a Holder converts its Notes in connection with a Change of Control and the Company has specified a Designated Event Repurchase Date that is after a Record Date and on or prior to the related interest payment date, (2) in respect of conversions that occur after the Record Date immediately preceding the Maturity Date or (3) with respect to any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. Interest shall be payable at the office of the Company maintained by the Company for such purposes in the City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $5.0 million may specify by written notice to the Company that it pay interest by wire transfer of immediately available funds to the account specified by the Noteholder in such notice, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon. The term “Record Date” with respect to any interest payment date shall mean the May 1 or November 1 preceding the applicable May 15 or November 15 interest payment date, respectively.
     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any May 15 or November 15 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on a special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment, and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment (unless, the Trustee shall consent to an earlier date). The Trustee shall promptly notify the Company of such special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special Record Date therefor to be sent by electronic transmission or mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than ten (10) calendar days prior to such special Record Date (unless, the Trustee shall consent to an earlier date). Notice of the proposed payment of such Defaulted Interest and the special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on such special Record Date and shall no longer be payable pursuant to the following clause (b) of this Section 2.03.
     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Section 2.04. Execution and Authentication of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of an Officer. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
     In case any Officer who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper Officers, although at the date of the execution of this Indenture any such person was not such an Officer.
     The Company shall deliver executed Notes to the Trustee with such Officers’ Certificate and Opinion of Counsel as the Trustee may require and a written order directing the Trustee to authenticate the Notes for issuance.
     Payment of the fees and expenses of Trustee’s counsel shall be a condition precedent to authentication of the Notes.
     Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer.
     (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 4.02.
     Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.
     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     All Notes presented or surrendered for registration of transfer or for exchange or conversion or repurchase shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Noteholder thereof or its attorney duly authorized in writing.

     No service charge shall be made to any Holder for any registration of, transfer or exchange of Notes, but the Company may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.
     (b) The following provisions shall apply only to Global Notes:
     (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.
     (ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (1) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in each case a successor Depositary has not been appointed by the Company within ninety (90) calendar days or (2) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes. Any Global Note exchanged pursuant to clause (1) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (2) above may be exchanged in whole or from time to time in part as directed by the Company. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.
     (iii) Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in Definitive Notes, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depository to the Trustee, as Note Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depository or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depository or an authorized representative thereof.

     (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes.
     (v) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.
     (vi) At such time as all interests in a Global Note have been redeemed, repurchased, exchanged or canceled for Definitive Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, exchanged, or canceled for Definitive Notes, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.
     (c) Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.05(c) to bear any of the legends set forth in this Section 2.05(c) (each, a “Restricted Notes Legend”), and any Common Stock that bears or is required under this Section 2.05(c) to bear any of the Common Stock legends set forth in this Section 2.05(c) (each, a “Common Stock Legend”) (collectively, the “Restricted Securities”) shall be subject to the applicable restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legends below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Restricted Security, by such Note Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.
     Until the Maturity Date for the Notes, any certificate evidencing a Restricted Security shall bear a legend in substantially the following applicable form, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

     Each Note sold by the Initial Purchasers to qualified institutional buyers other than Affiliates of the Company, not in reliance on Regulation S, (a “Rule 144A Note”) (and all securities issued in exchange therefor or in substitution thereof) and the Common Stock, if any, issuable on conversion thereof, during the one year period after the issuance of such notes, or such other period of time as permitted by Rule 144 under the Securities Act or any successor provision, shall bear a legend substantially to the following effect, unless otherwise agreed by the Company and the holder thereof:
[in the case of Notes: THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE] [in the case of Common Stock: THE COMMON STOCK HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 UNDER REGULATION D OF THE SECURITIES ACT), (2) AGREES FOR THE BENEFIT OF GLG PARTNERS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), OR (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C), (2)(D), (2)(E) OR (2)(F), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE

REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     Each Note sold by the Initial Purchasers to Persons other than Affiliates of the Company in offshore transactions in compliance with Regulation S (a “Regulation S Note”) (and all securities issued in exchange therefor or in substitution thereof) and the Common Stock, if any, issuable on conversion thereof, shall bear a legend substantially to the following effect, unless otherwise agreed by the Company and the holder thereof:
[in the case of Notes: THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE] [in the case of Common Stock: THE COMMON STOCK HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN RULE 902(L) UNDER THE SECURITIES ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN RULE 902(K) UNDER THE SECURITIES ACT) EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS PHYSICALLY OUTSIDE THE UNITED STATES AT THE TIME IT IS ACQUIRING THE SECURITIES, (2) AGREES FOR THE BENEFIT OF GLG PARTNERS, INC. (THE “COMPANY”) THAT IT WILL NOT WITHIN SIX MONTHS AFTER THE ORIGINAL ISSUANCE OF THE SECURITIES RESELL OR OTHERWISE TRANSFER THE SECURITIES EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), OR (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND (4) IF IT HAS ACQUIRED THE SECURITIES IN A TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, AGREES THAT IT WILL NOT WITHIN SIX MONTHS ENGAGE IN HEDGING TRANSACTIONS INVOLVING THESE SECURITIES UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C), (2)(D) OR (2)(E), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS. NO

REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     Each Affiliate Note (and all securities issued in exchange therefor or in substitution thereof) and the Common Stock, if any, issuable on conversion thereof, shall bear an Affiliate Legend substantially to the following effect, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:
[in the case of Notes: THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE] [in the case of Common Stock: THE COMMON STOCK HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 UNDER REGULATION D OF THE SECURITIES ACT), (2) AGREES FOR THE BENEFIT OF GLG PARTNERS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, PROVIDED THAT ANY TRANSFEREE SHALL AGREE IN WRITING, SATISFACTORY TO THE COMPANY, TO BE BOUND BY THE FOREGOING RESTRICTIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) OR (2)(D), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     Any such Notes or shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Notes Legend or the Common Stock Legend set forth therein have been satisfied may, upon surrender of the Notes or the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Notes Registrar or the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of

Common Stock, which shall not bear the Common Stock Legend required by this Section 2.05(c).
     (d) By its acceptance of any Note bearing a Restricted Notes Legend, each Holder of such Note acknowledges the applicable restrictions on transfer of such Note set forth in this Indenture and in such Restricted Notes Legend and agrees that it will transfer such Note only as provided in this Indenture and as permitted by applicable law.
     (e) Any Restricted Securities purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144) or otherwise in accordance with the Affiliate Legend.
     (f) The Company and the Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes, with respect to the performance by the Depositary or any Agent Members of their respective obligations under the rules and procedures governing their operations, or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Company and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.
     (g) Except for transfers or exchanges made in accordance with paragraphs (i) through (iii) of this Section 2.05(g), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
     (i) Global Note To Definitive Note. If an owner of a beneficial interest in a Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Note to a Person who is required to take delivery thereof in the form of a Definitive Note, such owner may, subject to the restrictions on transfer set forth herein and such Global Note and the applicable procedures of the Depositary, cause the exchange of such interest for one or more Definitive Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Note Registrar of (1) instructions from the Depositary directing the Trustee to authenticate and deliver one or more Definitive Notes of the same aggregate principal amount as the beneficial interest in the Global Note to be exchanged (such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Definitive Notes to be so issued and appropriate delivery instructions), and (2) in the case of a Note that is a Restricted Security (a “Restricted Note”), such certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, a letter from the transferee in substantially the form of Exhibit C and such legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Note Registrar will instruct the Depositary to reduce or cause to be reduced such Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of the same aggregate principal amount in accordance with the instructions referred to above. In the case of a transfer to which clause 2 applies, the Note Registrar will not effect such transfer until the Company has confirmed to the Note Registrar that it has received all such certificates, other information and/or legal opinions as it has reasonably requested.
     (ii) Definitive Note to Definitive Note. If a Holder of a Definitive Note wishes at any time to transfer such Definitive Note (or portion thereof) to a Person who is required to take delivery thereof in the form of a Definitive Note, such Holder may, subject to the restrictions on transfer set forth herein and in such Definitive Note, cause the transfer of such Definitive Note (or any portion thereof in a principal amount equal to an authorized denomination) to such transferee. Upon receipt by the Note Registrar of (1) such Definitive Note, duly endorsed as provided herein, (2) instructions from such Holder directing the Trustee to authenticate and deliver one or more Definitive Notes of the same aggregate principal amount as the Definitive Note, or portion thereof, to be transferred (such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Definitive Notes to be so issued and appropriate delivery instructions), (3) the assignment form on the back of the Definitive Note completed in full and (4) in the case of a Restricted Note, such certifications or other information (including, in the case of a transfer of an Affiliate Note under circumstances where such Affiliate Note will be a “restricted security” (within the meaning of Rule 144 under the Securities Act) in the hands of the transferee, a certification from such transferee substantially in the form of Exhibit B that such transferee will abide by the transfer restrictions contained in the Affiliate Legend) and, in the case of transfers to persons pursuant to Rule 144 under the Securities Act, a letter from the transferee in substantially the form of Exhibit C and, in either such case, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Note Registrar, shall cancel or cause to be canceled such Definitive Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes in the appropriate aggregate principal amount, in accordance with the instructions referred to above and, if only a portion of a Definitive Note is transferred as aforesaid, concurrently therewith the Company shall execute and the Trustee shall authenticate and deliver to the transferor a Definitive Note in a principal amount equal to the principal amount which has not been transferred. A Holder of a Definitive Note may at any time exchange such Definitive Note for one or more Definitive Notes of other authorized denominations and in the same aggregate principal amount and registered in the same name by delivering such Definitive Note, duly endorsed as provided herein, to the Trustee together with instructions directing the Trustee to authenticate and deliver one or more Definitive Notes in the same aggregate principal amount and registered in the same name as the Definitive Note to be exchanged, and the Note Registrar thereupon shall cancel or caused to be canceled such Definitive Note and concurrently therewith the Company shall execute and Trustee shall authenticate and deliver, one or more Definitive Notes in the same aggregate principal amount and registered in the same name as the Definitive Note being exchanged. In the case of a transfer to which clause 4 applies, the Note Registrar will not effect such transfer until the Company has confirmed to the Note Registrar that it has received all such certificates, other information and/or legal opinions as it has reasonably requested.
     (iii) Definitive Note to Global Note. If a Holder of a Definitive Note wishes at any time to transfer such Definitive Note (or portion thereof) to a Person who is not required to take delivery thereof in the form of a Definitive Note, such Holder shall, subject to the restrictions on transfer set forth herein and in such Definitive Note and the rules of the Depositary cause the exchange of such Definitive Note for a beneficial interest in the Global Note. Upon receipt by the Note Registrar of (1) such Definitive Note, duly endorsed as provided herein, (2) instructions from such Holder directing the Trustee to increase the aggregate principal amount of the Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary by the same aggregate principal amount as the Definitive Note to be exchanged, such instructions to contain the name or names of a member of, or participant in, the Depositary that is designated as the transferee, the account of such member or participant and other appropriate delivery instructions, (3) the assignment form on the back of the Definitive Note completed in full, (4) in the case of a Restricted Note, such certifications or other information and legal opinions (which, along with a certification from the transferee in substantially the form of Exhibit C, shall be required in the case of transfers of any Note of the Company pursuant to Rule 144 under the Securities Act), as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and (5) in the case of any transfer of an Affiliate Note, a letter from the transferee in substantially the form of Exhibit B and such certifications, information and legal opinions as the Company may reasonably require to confirm that such Note, after giving effect to such transfer, is not a “restricted security” within the meaning of Rule 144 of the Securities Act, no longer required to bear the Affiliate Legend, then the Trustee shall cancel or cause to be canceled such Definitive Note and concurrently therewith shall increase the aggregate principal amount of the Global Note by the same aggregate principal amount as the Definitive Note canceled; provided, that in the case of any transfer of an Affiliate Note to a Person taking delivery thereof as a beneficial interest in a Global Note, any such transfer shall be made only pursuant either (i) in a transaction complying with Rule 144 or (ii) pursuant to an effective shelf registration statement, such effectiveness to be certified by the Company to the Trustee or (iii) to Persons who agree to be bound by the restrictions applicable to such Holders for so long as such transferred securities constitutes “restricted securities.” In the case of a transfer to which clause 4 or clause 5 applies, the Note Registrar will not effect such transfer until the Company has confirmed to the Note Registrar that it has received all such certificates, other information and/or legal opinions as it has reasonably requested.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by a written direction from the Company.
     Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
     Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Company may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been called for redemption or has been properly tendered for repurchase on a Designated Event Repurchase Date (and not withdrawn) or has been tendered for repurchase on a Repurchase Date (and not withdrawn), as the case may be, or is to be exchanged or converted pursuant to this Indenture, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or exchange or convert or authorize the exchange or conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
     Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or exchange or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.
     Section 2.07. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.
     Section 2.08. Cancellation of Notes. All Notes surrendered for the purpose of payment, redemption, repurchase, exchange, conversion or registration of transfer shall, if surrendered to the Company or any paying agent to whom Notes may be presented for payment (the “Paying Agent”) or any conversion agent to whom the Notes may be presented for conversion (the “Conversion Agent”), which in each case shall initially be The Bank of New York Mellon, or any Note Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.
     Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE 3
REPURCHASE OF NOTES
     Section 3.01. Sinking Fund. There shall be no sinking fund provided for the Notes.
     Section 3.02. Repurchase at Option of Holders Upon a Designated Event.
     (a) If there shall occur a Designated Event at any time prior to maturity of the Notes, then each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, in cash, on a date (the “Designated Event Repurchase Date”) specified by the Company, which may be no earlier than fifteen (15) days and no later than thirty (30) days after the date of the Company Repurchase Notice related to such Designated Event, at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the Designated Event Repurchase Date; provided, however, that if the Designated Event Repurchase Date falls after a Record Date and on or prior to the corresponding interest payment date, the Company will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the Holder of record at the close of business on the corresponding Record Date, and the repurchase price will be 100% of the principal amount of the Notes to be repurchased.

     (b) On or before the tenth calendar day after the occurrence of a Designated Event, the Company shall mail or cause to be mailed (or sent by electronic transmission) to all Holders of record on the date of the Designated Event (and to beneficial owners as required by applicable law) a Company Repurchase Notice as set forth in Section 3.03 with respect to such Designated Event. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to Noteholders. In addition to the mailing of such Company Repurchase Notice, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of such Designated Event or publish such information in The Wall Street Journal or another newspaper of general circulation in The City of New York or on the Company’s website, or through such other public medium as the Company shall deem appropriate at such time.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.02.
     (c) For a Note to be repurchased at the option of the Holder pursuant to this Section 3.02, the Holder must deliver to the Paying Agent, prior to 5:00 p.m., New York City time, on the second Business Day immediately prior to the Designated Event Repurchase Date, (i) a written notice of repurchase (the “Designated Event Repurchase Notice”) in the form set forth on the reverse of the Note duly completed (if the Note is certificated) or stating the following (if the Note is represented by a Global Note): (A) the certificate number of the Note that the Holder will deliver to be repurchased (if the Note is certificated) or that the relevant Designated Event Repurchase Notice complies with the appropriate Depositary procedures (if the Note is represented by a Global Note), (B) the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 (provided that the remaining principal amount of Notes held by such Holder that are not subject to repurchase must be in an authorized denomination) and (C) that such Note shall be repurchased as of the Designated Event Repurchase Date pursuant to the terms and conditions specified in the Note and in this Indenture; together with (ii) such Notes duly endorsed for transfer (if the Note is certificated) or book-entry transfer of such Note (if such Note is represented by a Global Note). The delivery of such Note to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the repurchase price therefore; provided, however, that such repurchase price shall be so paid pursuant to this Section 3.02 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent any manifest error.
     (d) The Company, if so requested, shall repurchase from the Holder thereof, pursuant to this Section 3.02, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.
     (e) Notwithstanding the foregoing, no Notes may be repurchased by the Company pursuant to this Section 3.02 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded or cured, on or prior to the relevant Designated Event Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the repurchase price pursuant to this Section 3.02 with respect to the Notes to be repurchased).
     (f) The Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Repurchase Notice or written notice of withdrawal thereof.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.02 shall be consummated by the delivery of the consideration to be received by the Holder (i) on the Designated Event Repurchase Date if the book-entry transfer or delivery of the Notes to the Paying Agent is effected prior to 5:00 p.m., New York City time, on the second Business Day prior to the Designated Event Repurchase Date, and (ii) if delivered later, within two (2) Business Days following the time of the book-entry transfer or delivery of the Note. Payment of the repurchase price for a Note for which a Designated Event Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Notes, together with necessary endorsements, to the Paying Agent.
     Section 3.03. Company Repurchase Notice.
     (a) The Company Repurchase Notice, as provided in Section 3.02(b), shall be given to Holders in the event of a Designated Event, on or before the tenth calendar day after the occurrence of such a Designated Event as provided in Section 3.02(b) (the “Company Repurchase Notice Date”).
     (b) In connection with any repurchase of Notes, the Company shall, on the applicable Company Repurchase Notice Date, give written notice to Holders (with a copy to the Trustee) setting forth information specified in this Section 3.03 (the “Company Repurchase Notice”).
Each Company Repurchase Notice shall:
     (i) state the repurchase price, and the Designated Event Repurchase Date to which the relevant Company Repurchase Notice relates;
     (ii) state the circumstances constituting the Designated Event;
     (iii) state that Holders must exercise their right to elect to repurchase prior to 5:00 p.m., New York City time, on the second Business Day immediately prior to the Designated Event Repurchase Date;
     (iv) include a form of Designated Event Repurchase Notice;

     (v) state the name and address of the Trustee, the Paying Agent and, if applicable, the Conversion Agent;
     (vi) state that Notes must be surrendered to the Paying Agent to collect the repurchase price;
     (vii) state that a Holder may withdraw its Designated Event Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately prior to the Designated Event Repurchase Date by delivering a valid written notice of withdrawal in accordance with Section 3.04;
     (viii) if the Notes are then convertible, state that Notes as to which a Designated Event Repurchase Notice has been given may be converted only if the Designated Event Repurchase Notice is withdrawn in accordance with the terms of this Indenture;
     (ix) state the amount of interest accrued and unpaid per $1,000 principal amount of Notes to, but excluding, the Designated Event Repurchase Date;
     (x) state that, unless the Company defaults in making payment of the repurchase price, interest on Notes covered by any Designated Event Repurchase Notice shall cease to accrue on and after the Designated Event Repurchase Date;
     (xi) state the CUSIP number of the Notes, if CUSIP numbers are then in use; and
     (xii) state the procedures for withdrawing a Designated Event Repurchase Notice, including a form of notice of withdrawal (as specified in Section 3.04).
     A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided that the text of the Company Repurchase Notice shall be prepared by the Company.
     If any of the Notes is represented by a Global Note, then the Company will modify such Company Repurchase Notice to the extent necessary to accord with the applicable procedures of the Depositary that apply to the repurchase of Global Notes.
     (c) The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the Notes, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other applicable federal and state securities laws in connection with the repurchase of the Notes.

     Section 3.04. Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Designated Event Repurchase Notice, the Holder of the Note in respect of which such Designated Event Repurchase Notice was given shall (unless such Designated Event Repurchase Notice is validly withdrawn in accordance with this Section 3.04) thereafter be entitled to receive solely the repurchase price with respect to such Note.
     Notes in respect of which a Designated Event Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 13 hereof on or after the date of the delivery of such Designated Event Repurchase Notice unless such Designated Event Repurchase Notice has first been validly withdrawn.
     A Designated Event Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately prior to the Designated Event Repurchase Date specifying:
     (a) the name of the Holder;
     (b) the certificate number(s) of all withdrawn Notes in certificated form or that the notice of withdrawal complies with appropriate Depositary procedures with respect to all withdrawn Notes represented by a Global Note;
     (c) the principal amount of Notes with respect to which such notice of withdrawal is being submitted, which must be an integral multiple of $1,000; and
     (d) the principal amount of Notes, if any, that remains subject to the original Designated Event Repurchase Notice and that has been or will be delivered for repurchase by the Company.
     If a Designated Event Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Notes listed in such Designated Event Repurchase Notice.
     Section 3.05. Deposit of Repurchase Price.
     (a) Prior to 11:00 a.m., New York City time, on the Designated Event Repurchase Date the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.04 an amount of cash (in immediately available funds if deposited on the Designated Event Repurchase Date), sufficient to pay the aggregate repurchase price of all the Notes or portions thereof that are to be repurchased as of the Designated Event Repurchase Date.
     (b) If on the Designated Event Repurchase Date the Paying Agent holds money sufficient to pay the repurchase price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 3.02 then, on the Designated Event Repurchase Date such Notes will cease to be outstanding, interest will cease to accrue and all other rights of the Holders of such Notes will terminate, other than the right to receive the repurchase price upon delivery or book-entry transfer of the Note. This will be the case whether or not book-entry transfer of the Note has been made or the Note has been delivered to the Paying Agent.
     Section 3.06. Notes Repurchased in Part. Upon presentation of any Note repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes in aggregate principal amount equal to the unrepurchased portion of the Notes presented (provided that the unrepurchased portion of the Notes must be in a denomination of $100,000 or an integral multiple of $1,000 in excess thereof).
     Section 3.07. Repayment to the Company. Subject to Section 11.04, the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by it for the payment of the repurchase price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05 exceeds the aggregate repurchase price of the Notes or portions thereof which the Company is obligated to repurchase as of the Designated Event Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the second Business Day following the Designated Event Repurchase Date the Paying Agent shall return any such excess to the Company, together with interest, if any, thereon.
ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY
     Section 4.01. Payment of Principal, Premium and Interest; Additional Amounts.
     (a) The Company covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the repurchase price upon repurchase pursuant to Article 3), and premium, if any, and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
     (b) All payments in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (“Relevant Taxing Jurisdiction”) or any political subdivision or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. If, as a result of a Redomiciliation (as defined below) by the Company, any amounts are required to be so withheld or deducted, the Company will pay such additional amounts as shall be necessary in order that the net amounts received by the Holders of the Notes after such withholding or deduction shall equal the respective amounts which would otherwise have been receivable in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”); except that no such Additional Amounts shall be payable with respect to any Note:
     (i) presented for payment by or on behalf of a Holder or a beneficial owner of a Holder who is liable for such taxes or duties in respect of such Note by reason of his having some connection with the Relevant Taxing Jurisdiction or any political subdivision or any authority thereof or therein other than the mere holding of such Note; or
     (ii) presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the Holder thereof would have been entitled to an Additional Amount on presenting the same for payment on such 30th day; or
     (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to EC Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or
     (iv) presented for payment by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a Member State of the European Union; or
     (v) presented for payment by or on behalf of a Holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority.
     As used herein, the “Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Paying Agent on or prior to such due date, “Relevant Date” means the date on which the full amount of such moneys have been so received.
     The Company will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Company will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such taxes and will provide such certified copies to each Holder. The Company will attach to each certified copy a certificate stating (x) that the amount of withholding taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding taxes paid per $1,000 principal amount of the Notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the Holders of the Notes upon request and will be made available at the offices of the Paying Agent.
     At least 30 days prior to the Relevant Date with respect to a payment, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a further Officer’s Certificate addressing such matters.

     Wherever in this Indenture or the Notes there are mentioned, in any context, the payment of principal, purchase prices in connection with a purchase of Notes, interest, or any other amount payable on or with respect to the Notes, such reference shall be deemed to include payment of Additional Amounts as described under this Section 4.01 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
     Section 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the United States, which shall initially be The City of New York, New York, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. As of the date of this Indenture, such office shall be the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby initially designates the Trustee as Paying Agent, Note Registrar and Conversion Agent with respect to the Notes, and as Custodian with respect to the Global Notes only, and the Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
     So long as the Trustee is the Note Registrar, the Trustee agrees to send by electronic transmission, mail, or cause to be mailed, the notices set forth in Section 7.10 and the third paragraph of Section 7.11. If co-registrars have been appointed in accordance with this Section 4.02, the Trustee shall mail such notices only to the Company and the Holders of Notes it can identify from the Note Register.
     Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 4.04. Provisions as to Paying Agent.
     (a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying

Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
     (i) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;
     (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or interest on the Notes when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before 10:00 a.m., New York City time, at least one Business Day prior to each due date of the principal of, premium, if any, or interest on the Notes, deposit with the Paying Agent in New York City a sum (in funds that are immediately available for such payment) sufficient to pay such principal, premium, if any, or interest, or any other amounts due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.
     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, premium, if any, and interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall become due and payable.
     (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
     (d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 11.02 and Section 11.03.

     The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.
     Section 4.05. Existence. Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory).
     Section 4.06. Rule 144A Information Requirement. If so required by Rule 144A the Company will promptly furnish to the Holders, beneficial owners and prospective purchasers of the Notes and of any Common Stock delivered upon conversion of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) to facilitate the resale of the Notes and the Common Stock pursuant to Rule 144A.
     Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 4.08. Compliance Certificate. Within one hundred twenty (120) calendar days after the end of each fiscal year of the Company, the Company shall deliver to the Trustee an Officers’ Certificate stating whether or not the signers have knowledge of any default under this Indenture, and, if so, specifying each default or Event of Default and the nature and the status thereof.
     The Company will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.
     Any notice required to be given under this Section 4.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.
     Section 4.09. Additional Interest Notice. In the event that the Company is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) calendar days prior to the proposed interest payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such interest payment date. The

Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.
ARTICLE 5
NOTEHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE
     Section 5.01. Noteholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) calendar days after each May 15 and November 15 of each year beginning with November 15, 2009, and at such other times as the Trustee may reasonably request in writing, within thirty (30) calendar days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Notes as of a date not more than fifteen (15) calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Note Registrar.
     Section 5.02. Preservation and Disclosure of Lists.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar or co-registrar in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
     (b) The rights of Noteholders to communicate with other Holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Noteholder agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders of Notes made pursuant to the Trust Indenture Act.
     Section 5.03. Reports by Trustee.
     (a) Within sixty (60) calendar days after May 15 of each year beginning with May 15, 2010, the Trustee shall transmit to Holders of Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act the Trustee shall be under no duty or obligation to provide such reports.
     (b) A copy of such report shall, at the time of such transmission to Holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which the Notes are listed and with the Company and, at such time, if any, as the Indenture is qualified under the Trust Indenture Act, with the SEC. The Company will promptly notify the Trustee in writing if the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.
     Section 5.04. Reports by Company. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act and for so long as any Notes are outstanding, within the time periods required by the applicable rules and regulations of the Commission, the Company will furnish to the Holders of the Notes, or cause the Trustee to furnish to the Holders of the Notes, (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports; and (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).
ARTICLE 6
REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
ON AN EVENT OF DEFAULT
     Section 6.01. Events of Default. In case one or more of the following (“Events of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:
     (a) default for thirty (30) days in the payment of any installment of interest under the Notes, whether or not such payment is prohibited by the subordination provisions set forth in Article 15; or
     (b) default in the payment of the principal amount or any repurchase price due with respect to the Notes including upon a Change of Control, when the same becomes due and payable, whether or not such payment is prohibited by the subordination provisions of Article 15; or
     (c) the Company fails to deliver all shares of Common Stock when such Common Stock is required to be delivered upon conversion of any Notes, and such default continues for fifteen (15) Business Days; or

     (d) the Company fails to comply with any of the Company’s other agreements contained in the Notes or this Indenture upon receipt by the Company of notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the Company fails to cure (or obtain a waiver of) such default within seventy-five (75) days after the Company receives such notice; or
     (e) failure to pay any indebtedness for money borrowed by the Company or any Subsidiaries in an outstanding principal amount of in excess of $25,000,000 or more when such indebtedness becomes due and payable, at scheduled maturity or upon a required prepayment (after giving effect to any applicable grace period provided in such indebtedness) or upon acceleration, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice to the Company from the Trustee (or to the Company and the Trustee from Holders of at least 25% in principal amount of the outstanding Notes); or
     (f) the Company fails to provide on ten (10) days’ notice in connection with the occurrence of a Designated Event and the Company fails to cure (or obtain a waiver of) such default within twenty (20) Business Days after the occurrence of a Designated Event as provided in Section 3.03(b); or
     (g) the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Company or a Significant Subsidiary or its debts under any Bankruptcy Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or a Significant Subsidiary or any substantial part of the property of the Company or a Significant Subsidiary; or
     (ii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company or a Significant Subsidiary; or
     (iii) consents to the appointment of a custodian of it or for all or substantially of its property; or
     (iv) makes a general assignment for the benefit of creditors; or
     (h) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or a Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or a Significant Subsidiary or any substantial part of the property of the

Company or a Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) calendar days; or
     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding; or
     (ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Company or a Significant Subsidiary or any substantial part of the property of the Company or a Significant Subsidiary; or
     (iii) orders the liquidation of the Company or a Significant Subsidiary; and, in each case in this clause (i), the order or decree remains unstayed and in effect for sixty (60) calendar days;
then, and in each and every such case (other than an Event of Default specified in Sections 6.01(g), 6.01(h) and 6.01(i)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal amount of and premium, if any, and interest accrued and unpaid on all the Notes to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.
     If an Event of Default specified in Section 6.01(g), 6.01(h) or 6.01(i) occurs, the principal amount of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.
     If, at any time after the principal amount of and premium, if any, and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the Holders of all of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.07, if: (a) all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid interest that have become due solely because of such acceleration, have been cured or waived; and (b) the Company has deposited with the Trustee all required payments of the principal of and interest on, the Notes, plus the reasonable compensation and reimbursement for the Trustee’s expenses, disbursements and advances pursuant to Section 7.06. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any default or Event of Default, as provided in Section 4.08.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.
     Section 6.02. Payments of Notes on Default; Suit Therefor. The Company covenants that in the case of an Event of Default pursuant to Section 6.01(a) or 6.01(b), upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes, plus 1%, from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 7.06. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Notes to the registered Holders, whether or not the Notes are overdue.
     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.
     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including reasonable counsel fees and expenses incurred by it up to the date of such distribution (including extraordinary expenses of the Trustee’s Default Administration Unit or any successor unit). To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.
     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
     Section 6.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6, shall be applied, in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 7.06;
     SECOND: Subject to the provisions of Article 15, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) as provided in Section 6.02 upon the overdue installments of interest at the annual rate of 1% above then applicable interest rate, such payments to be made ratably to the Persons entitled thereto;
     THIRD: Subject to the provisions of Article 15, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of accrued and unpaid interest, as provided in Section 6.02, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and
     FOURTH: Subject to the provisions of Article 15, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.
     Section 6.04. Proceedings by Noteholders. No Holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal, premium, if any, or interest on the Notes, unless (a) such Holder previously shall have given to the Trustee written notice of a default or an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for sixty (60) calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of (including the repurchase price upon repurchase pursuant to Article 3) and premium, if any, and accrued interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

     Anything contained in this Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.
     Section 6.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Section 6.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.
     Section 6.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholders to the detriment of other Noteholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability, and for which it is not fully indemnified to its reasonable satisfaction.
     The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of (including repurchase price upon repurchase pursuant to Article 3), premium, if any, or interest on the Notes, (ii) a failure by the Company to convert any Notes as required by this Indenture, (iii) a default in the payment of the repurchase price on the Designated Event Repurchase Date pursuant to Article 3 or (iv) a default in respect of a covenant or provisions hereof which under Article 9 cannot be modified or amended without the consent of the Holders of all Notes then outstanding or each Note affected thereby.

     Upon any such waiver, the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
     Section 6.08. Notice of Defaults. The Trustee shall, within ninety (90) calendar days after a Responsible Officer of the Trustee has knowledge of the occurrence of a payment default under Section 6.01(a) or Section 6.01(b) hereof, or received written notice of any other default or Event of Default, mail to all Noteholders (or send by electronic transmission), as the names and addresses of such Holders appear upon the Note Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of (including the repurchase price upon repurchase pursuant to Article 3), or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders.
     Section 6.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (including the repurchase price upon repurchase pursuant to Article 3), or interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 13.
ARTICLE 7
THE TRUSTEE
     Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:
     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and
     (ii) in the absence of bad faith, gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;
     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (other than the Trustee) or any records maintained by any co-registrar (other than the Trustee) with respect to the Notes;

     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee has otherwise received written notice thereof;
     (g) the Trustee shall not be deemed to have knowledge of any Event of Default with respect to a payment default under Section 6.01(a) or Section 6.01(b) hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or, with respect to any other Event of Default, unless the Trustee shall have been notified in writing of such Event of Default by the Company or a Holder of Notes;
     (h) in no event shall the Trustee be responsible for special, punitive or consequential damages or loss (including loss of business, goodwill, opportunity or profit), even if the Trustee is advised of the possibility of such loss or damage, whether foreseeable or unforeseeable, known or unknown. The Trustee shall have no liability in connection with forces majeures beyond its control such as floods, utility outages, acts of war or terrorism, or other untoward events that may interrupt performance by the Trustee; and
     (i) Neither the Trustee nor the Conversion Agent nor the Paying Agent shall have any tax withholding responsibility or liability, except as imposed by applicable law or as agreed in writing between the Company and, as applicable, the Trustee or the Conversion Agent or the Paying Agent.
     None of the provisions contained in this Indenture shall require the Trustee to advance, expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; the Trustee has no duty to monitor the financial condition of the Company.
     Section 7.02. Reliance on Documents, Opinions, etc. Except as otherwise provided in Section 7.01:
     (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, Note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

     (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;
     (g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, The Bank of New York Mellon as the Trustee in each of its capacities hereunder, including as Conversion Agent and each agent, custodian and other Person employed to act hereunder; provided, however, that the Conversion Agent and any other such agent or Custodian shall not be deemed to be a fiduciary hereunder.
     (i) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and
     (j) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

     Section 7.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
     Section 7.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, the Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Note Registrar.
     Section 7.05. Monies to Be Held in Trust. Subject to the provisions of Section 11.02, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Except as otherwise provided herein, the Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.
     Section 7.06. Compensation and Expenses of Trustee.
     (a) The Company covenants and agrees to pay to the Trustee (which shall also include, for purposes of this Section 7.06, the Conversion Agent, the Paying Agent and any other roles under this Indenture performed by The Bank of New York Mellon) from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in a signed fee letter between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith.
     (b) The Company also covenants to indemnify the Trustee (which shall also include, for purposes of this Section 7.06, the Conversion Agent, the Paying Agent and any other roles under this Indenture performed by The Bank of New York Mellon) and any predecessor Trustee (and any officer, director, agent or employee of the Trustee), in any capacity under this Indenture and any authenticating agent for, and to hold them harmless against, any and all loss, costs, liability, damage, claim, judgment or reasonable expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, agent or employees or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, any Holder or any other Person) of liability hereunder. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
     When the Trustee and its directors, officers, counsel (including in-house counsel). employees (including officers in the Trustee’s Default Administration Unit or any successor unit) and agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(g), 6.01(h) or 6.01(i) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute reasonable expenses of administration under any bankruptcy, insolvency or similar laws. With respect to such services following any Event of Default, such expenses are payable by the Company pursuant to the indemnity in Section 7.06.
     Section 7.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith, recklessness or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.
     Section 7.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 7.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50 million (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50 million). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.
     Section 7.10. Resignation or Removal of Trustee.

     (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) calendar days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Noteholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.09, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall fail to comply with Section 7.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) calendar days after either the Company or the Noteholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.
     (d) Notwithstanding the replacement of the Trustee pursuant to this Section 7.10, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.
     Section 7.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.
     No successor trustee shall accept appointment as provided in this Section 7.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.08 and be eligible under the provisions of Section 7.09.
     Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed (or sent by electronic transmission) notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Note Register. If the Company fails to send such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be sent at the expense of the Company.
     Section 7.12. Succession by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 7.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).
ARTICLE 8
THE NOTEHOLDERS
     Section 8.01. Action by Noteholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Notes voting in favor thereof at any meeting of Noteholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action. The record date, if any, shall be not more than fifteen (15) calendar days prior to the date of commencement of solicitation of such action.
     Section 8.02. Proof of Execution by Noteholders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.
     Section 8.03. Absolute Owners. The Company, the Trustee, any Paying Agent, any exchange agent, any Conversion Agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note

Registrar) for the purpose of receiving payment of or on account of the principal of (including the repurchase price upon repurchase pursuant to Article 3), premium, if any, and interest on such Note, for exchange or conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any exchange agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.
     Section 8.04. Company-owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent, waiver or other action under this Indenture, or whether a quorum is present at a meeting of Holders of Notes, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
     Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.
ARTICLE 9
SUPPLEMENTAL INDENTURES
     Section 9.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of the Holders of the Notes hereto for one or more of the following purposes:
     (a) to add an Additional Regulatory Condition in accordance with Section 13.11 or to remove a Regulatory Condition;
     (b) to evidence a successor to the Company as obligor under this Indenture;
     (c) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company in this Indenture or in the Notes;
     (d) to add Events of Default for the benefit of the Holders of the Notes;
     (e) to secure the Notes;
     (f) to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one Trustee;
     (g) to cure any ambiguity, defect or inconsistency in this Indenture; provided that this action shall not adversely affect the interests of the Holders of the Notes in any material respect;
     (h) to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate defeasance and discharge of any of the Notes; provided that the action shall not adversely affect the interests of the Holders of the Notes in any material respect;
     (i) to modify this Indenture and the Notes to increase the Conversion Rate or reduce the Conversion Price; provided that the increase or reduction, as the case may be, is in accordance with the terms of the Notes or will not adversely affect the interests of the Holders of the Notes in any material respect;
     (j) to amend or supplement any provisions of this Indenture; provided that no amendment or supplement shall adversely affect the interests of the Holders of any Notes then outstanding in any material respect; or
     (k) to conform the text of this Indenture or the Notes to any provision of the description thereof set forth in the Offering Circular to the extent that such provision in the Offering Circular was intended to be a verbatim recitation of a provision in this Indenture or the Notes.
     Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by the Company’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.
     Section 9.02. Supplemental Indenture With Consent of Noteholders. With the consent (evidenced as provided in Article 8) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note so affected:
     (a) change the Stated Maturity of the principal of or any installment of interest on the Notes, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on repurchase or conversion of, the Notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;
     (b) reduce the percentage in principal amount of the outstanding Notes necessary to modify or amend this Indenture, to waive compliance with certain provisions of this Indenture or certain defaults and their consequences provided in this Indenture, or to reduce the requirements of quorum or change voting requirements set forth in this Indenture;
     (c) modify any of this Section 9.02 or Section 6.07 or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of the Notes;
     (d) modify the provisions of Section 3.02 in a manner adverse to the Holders of the Notes, including the Company’s obligation to repurchase the Notes following a Designated Event; or

     (e) adversely affect the Holders’ rights contained in Section 3.02, or (except as expressly permitted by Section 9.01(a) with respect to addition of Additional Regulatory Conditions) Section 13.01 of this Indenture.
     Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by the Company’s Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Section 9.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 9.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
     Section 9.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture pursuant to this Article 9, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is otherwise authorized or permitted by this Indenture.
ARTICLE 10
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
     Section 10.01. Company May Consolidate on Certain Terms. Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive consolidations or mergers in which either the Company will be the continuing entity or the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Company, to any other Person (whether or not affiliated with the Company); provided, however, that the following conditions are met:
     (a) the Company shall be the continuing entity and shall be a corporation organized and validly existing under the laws of the United States of America, any state of the United States of America, the District of Columbia, the United Kingdom, Switzerland or Ireland, or the successor entity (if other than the Company) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets is a corporation organized and validly existing under the laws of the United States of America, any state of the United States of America, the District of Columbia, the United Kingdom, Switzerland or Ireland and expressly assumes payment of the principal of and interest on all of the outstanding Notes and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;
     (b) if the Company effects a Redomiciliation, the Company will provide at least 60 days’ prior written notice (the “Redomiciliation Notice”) of such proposed Redomiciliation to the Trustee and Holders, which Redomiciliation Notice will specify whether Additional Amounts will apply to any payments on the Notes following such Redomiciliation;
     (c) such transaction will not result in a “significant modification” of the Notes within the meaning of U.S. Treasury Regulations § 1.1001-3(e);
     (d) if as a result of such transaction the Notes become convertible into Common Stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations under the outstanding Notes and this Indenture;
     (e) immediately after giving effect to the transaction, no Event of Default under this Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
     (f) an Officers’ Certificate and Opinion of Counsel covering these conditions shall be delivered to the Trustee.

     “Redomiciliation” of any Person, means any transaction or event or series of transactions or events (whether by voluntary election, merger, consolidation, binding share conversion, reclassification, sale or transfer of property or assets, or otherwise) which would result in such Person’s or such Person’s successor being or becoming a tax resident of the United Kingdom, Switzerland or Ireland.
     Section 10.02. Company Successor to Be Substituted. Upon any consolidation by the Company with or merger of the Company into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to any Person in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Notes.
     In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
ARTICLE 11
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 11.01. Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of exchange, registration of transfer or conversion of Notes herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either: (1) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 11.04 and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.04) have been delivered to the Trustee for cancellation; or (2) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, whether at the Maturity Date or Designated Event Repurchase Date or upon conversion or otherwise and the Company, in the case of clause (1) or (2) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee, a Paying Agent or the Conversion Agent (other than the Company or any of its Affiliates), as applicable, as trust funds in trust cash and/or shares of Common Stock (as applicable under the terms of the Indenture) in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity Date, or Designated Event Repurchase Date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that on the date of such deposit there shall not be any Credit Agreement Debt outstanding; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or to which the Company is bound; (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of Sections 2.05, 2.06, 2.07, 3.02, 5.01, Article 13 and this Article 11, shall survive until the Notes have been paid in full.
     Section 11.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 11.04, all monies deposited with the Trustee pursuant to Section 7.05 shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or repurchase of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. All moneys deposited with the Trustee pursuant to Section 7.05 (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon request. The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.
     Section 11.03. Paying Agent to Repay Monies Held. Subject to the provisions of Section 11.04, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Noteholders, all money deposited with it pursuant to Section 11.01 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal of (including the repurchase price upon repurchase pursuant to Article 3) and interest on the Notes.
     Section 11.04. Return of Unclaimed Monies. The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Company, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.
     Section 11.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the

Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided that if the Company makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS
     Section 12.01. Indenture and Notes Solely Corporate Obligations. Except as otherwise expressly provided in Article 15, no recourse for the payment of the principal of (including the repurchase price upon repurchase pursuant to Article 3) or, premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or Subsidiary, as such, past, present or future, of the Company or any of the Company’s Subsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s Subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 13
CONVERSION OF NOTES
     Section 13.01. Right to Convert.
     (a) Subject to the restrictions on ownership of shares of Common Stock as set forth in Section 13.11 and upon compliance with the provisions of this Indenture, on or prior to the close of business on the Business Day immediately preceding the Maturity Date, the Holder of any Notes not previously repurchased shall have the right, at such Holder’s option, to convert its Notes, or any portion thereof which is a multiple of $1,000, into a number of shares of Common Stock equal to (i) the aggregate principal amount of Notes to be converted divided by $1,000, multiplied by (ii) the Applicable Conversion Rate.
     (b) A Note in respect of which a Holder has delivered a Designated Event Repurchase Notice, exercising such Holder’s right to require the Company to repurchase such Note pursuant to Section 3.02 may be converted only if such Designated Event Repurchase Notice is withdrawn in accordance with Section 3.04 prior to 5:00 p.m., New York City time on the second Business Day immediately prior to the Designated Event Repurchase Date.

     (c) A Holder of Notes is not entitled to any rights of a Holder of Common Stock until such Holder has converted its Notes and received upon exchange thereof shares of Common Stock.
     Section 13.02. Exercise of Conversion Right; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Note in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose in The City of New York, New York or, at the option of such Holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and signed manually or by facsimile, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by this Section 13.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock that shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 13.06.
     To convert the Notes, a Holder must (a) complete and manually sign the Conversion Notice on the reverse of the Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (b) with respect to Notes that are in certificated form, surrender the Notes to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Conversion Agent and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Notes shall have been tendered for conversion.
     Notes in respect of which a Holder has delivered a Designated Event Repurchase Notice may be converted only if such notice is withdrawn in accordance with the terms of Section 3.04.
     Upon surrender of a Note for conversion by a Holder, such Holder shall deliver to the Company cash equal to the amount that the Company is required to deduct and withhold under applicable law in connection with the conversion; provided, however, if the Holder does not deliver such cash, the Company may deduct and withhold from the amount of consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.
     As promptly as practicable (but no later than the fifth Business Day following the Conversion Date), after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so exchanged), and in accordance with the time periods set forth in this Article 13, the Company shall issue and shall deliver to such Noteholder at the office or agency maintained by the Company for such purpose pursuant to Section 4.02, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of Sections 13.01 and 13.10 and (ii) a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 13.03. The certificate or certificates for the number of full shares of Common Stock into which the Notes are converted (and cash in lieu of fractional shares) will be delivered to a converting holder after satisfaction of the requirements for conversion set forth above, in accordance with this Section 13.02 and, if applicable, 13.10.
     Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 13.02 have been satisfied as to such Note (or portion thereof) (the “Conversion Date”), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby.
     Any Note or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on the Record Date for any interest payment date to 5:00 p.m., New York City time, on the applicable interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (1) if a Holder converts its Notes in connection with a Designated Event and the Company has specified a Designated Event Repurchase Date that is after a Record Date and on or prior to the related interest payment date, (2) in respect of conversions that occur after the Record Date immediately preceding the Maturity Date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. Except as otherwise provided above in this Article 13, no payment or other adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article 13. Notwithstanding the foregoing, in the case of Notes submitted for conversion in connection with a Change of Control, such Notes shall continue to represent the right to receive the Additional Change of Control Shares, if any, payable pursuant to Section 13.10, until such Additional Change of Control Shares are so paid.
     Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
     Upon the conversion of a Note, the accrued but unpaid interest attributable to the period from the issue date of the Note to the Conversion Date, with respect to the converted Note, shall not be deemed canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of shares of Common Stock (together with the cash payment, if any in lieu of fractional shares) in conversion for the Note being converted pursuant to the provisions hereof.
     In case any Note of a denomination greater than $100,000 shall be surrendered for partial conversion, and subject to Section 2.04, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to the Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.
     Section 13.03. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash to the Holder of Notes at a price equal to the Closing Sale Price of the Common Stock on the relevant Conversion Date.
     Section 13.04. Conversion Rate. The initial Conversion Rate for the Notes is 268.8172 shares of Common Stock per each $1,000 principal amount of the Notes, subject to adjustment as provided in Section 13.05 and Section 13.10 (herein called the “Conversion Rate”).
     Section 13.05. Adjustment of Conversion Rate. For purposes of this Section 13.05, references to the number of shares of outstanding Common Stock shall treat as outstanding the shares of Common Stock issuable upon exchange of the outstanding Exchangeable Shares. The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) If the Company issues the Common Stock or other capital stock as a dividend or distribution on the Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination of the Common Stock, or if FA Sub 2 Limited does any of the foregoing with respect to the Exchangeable Shares, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 x OS1/OS0

where

CR1	=	the new Conversion Rate in effect immediately after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

CR0	=	the Conversion Rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination.
Any adjustment made pursuant to this paragraph (a) shall become effective on the date that is immediately after (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (a) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) If the Company distributes to all holders of Common Stock or if FA Sub 2 Limited distributes to all holders of its Exchangeable Shares, any rights, warrants or options entitling such holders for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase Common Stock or Exchangeable Shares for a period of not more than 60 days after the date of issuance thereof, in either case at an exercise price per share of Common Stock or Common Stock equivalent less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights, warrants or options are not exercised prior to their expiration):

CR1	=	CR0 x (OS0 + X)/(OS0 + Y)

where

CR1	=	the new Conversion Rate in effect immediately after the ex-dividend date for such distribution;

CR0	=	the Conversion Rate in effect immediately prior to the ex-dividend date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to ex-dividend date for such distribution;

X	=	the number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y	=	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Closing Sale Prices of Common Stock for the ten (10) consecutive Trading Days ending on the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants or options.
     For purposes of this paragraph (b), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase Common Stock at less than the applicable Closing Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right, warrant or option described in this paragraph (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, warrant or option had not been so issued.

     (c) If the Company distributes shares of capital stock or if FA Sub 2 Limited distribute to all holders of its Exchangeable Shares, shares of capital stock, evidences of Indebtedness or other assets or property of the Company to all holders of Common Stock or of Exchangeable Shares, excluding:
(A) dividends, distributions, rights, warrants or options referred to in paragraph (a) or (b) above;
(B) dividends or distributions paid exclusively in cash; and
(C) Spin-Offs described below in this paragraph (c),
then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 x SP0/(SP0 — FMV)

where

CR1	=	the new Conversion Rate in effect immediately after the ex-dividend date for such distribution;

CR0	=	the Conversion Rate in effect immediately prior to the ex-dividend date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the ex-dividend date for such distribution; and

FMV	=	the Fair Market Value (as determined in good faith by the Company’s Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock or Common Stock equivalent on the earlier of the record date or the ex-dividend date for such distribution.
     An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph shall become effective on the ex-dividend date for such distribution.
     If the Company distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before the 10th Trading Day from and including the effective date of the Spin-Off will be adjusted based on the following formula:

CR1	=	CR0 x (FMV+ MP)/MP

where

CR1	=	the new Conversion Rate immediately after the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

CR0	=	the Conversion Rate in effect immediately prior to the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV	=	the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the first ten (10) consecutive Trading Days after the effective date of the Spin-Off; and

MP	=	the average of the Closing Sale Prices of the Common Stock over the first ten (10) consecutive Trading Days after the effective date of the Spin-Off.
     An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph will occur on the 10th Trading Day from and including the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days following the effective date of any Spin-Off, references within this paragraph (c) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the Applicable Conversion Rate.
     If any such dividend or distribution described in this paragraph (c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (d) If the Company makes to all holders of outstanding Common Stock, or FA Sub 2 Limited makes to all holders of Exchangeable Shares, any cash dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company or FA Sub 2 Limited, as applicable, and any quarterly tax distributions attributable to its Exchangeable Shares required to be paid under Regulation 11(a) of the Memorandum of Association of FA Sub 2 Limited, on the basis of estimated income taxes attributable to the holders thereof in respect of such shares), the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 x SP/(SP — C)

where

CR1	=	the new Conversion Rate immediately after the ex-dividend date for such distribution;

CR0	=	the Conversion Rate in effect immediately prior to the ex-dividend date for such distribution;

SP	=	the average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution; and

C	=	the quotient of (i) the sum of (A) the aggregate amount in cash that the Company distributes to holders of the Common Stock and (B) an amount (not less than zero) equal to the aggregate amount in cash that FA Sub 2 Limited distributes to holders of the Exchangeable Shares in excess of the required quarterly tax distributions attributable to the Exchangeable Shares, divided by (ii) the number of shares of Common Stock outstanding immediately prior to ex-dividend date for such distribution.
     An adjustment to the Conversion Rate made pursuant to this paragraph (d) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock or the Exchangeable Shares of FA Sub 2 Limited, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock or Common Stock equivalent exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”), the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 x (AC + (SP1 x OS1))/(SP1 x OS0)

where

CR1	=	the Conversion Rate in effect on the second day immediately following the date such tender or exchange offer expires;

CR0	=	the Conversion Rate in effect on the day immediately following the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for the Common Stock or the Exchangeable Shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1	=	the Closing Sale Price of the Common Stock for the Trading Day next succeeding the date such tender or exchange offer expires.
     If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

     Any adjustment to the Conversion Rate made pursuant to this paragraph (e) shall become effective on the second day immediately following the Expiration Time. If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender offer or exchange offer had not been made.
     (f) If the Company or any of its Subsidiaries redeem, repurchase or otherwise make a payment in respect of all of any class of Company Warrants and, together with all previous payments in respect of the Company Warrants for which the Conversion Rate for the Notes was not adjusted, the cash and value of any other consideration included in the payment exceeds, on a per warrant basis, the arithmetic average of the Volume Weighted Average Price of the Public Stockholders’ Warrants on the ten (10) consecutive Trading Days ending on the day of such redemption, repurchase or other payment, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 x (SP0 x OS0) / (((SP0 x OS0) — AC) + (W0 x WP0))

where

CR1	=	the Conversion Rate in effect immediately after the ex-dividend date for such redemption, repurchase or other payment in respect of the Company Warrants;

CR0	=	the Conversion Rate in effect immediately prior to the ex-dividend date for such redemption, repurchase or other payment in respect of the Company Warrants;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable in such redemption, repurchase or other payment (together with the consideration paid in all previous payments for which the Conversion Rate for the Notes was not adjusted) in respect of the Company Warrants;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the ex-dividend date for such redemption, repurchase or other payment in respect of the Company Warrants;

SP0	=	the Closing Sale Price of Common Stock on the day immediately prior to the ex-dividend date for such redemption, repurchase or other payment in respect of the Company Warrants;

W0	=	the number of Company Warrants redeemed, repurchased or in respect of which an applicable payment is made; and

WP0	=	the arithmetic average of the Volume Weighted Average Price of the Public Stockholders’ Warrants on the ten (10) consecutive Trading Days ending on the ex-payment date for such redemption, repurchase or other payment.

     If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.
     (g) Notwithstanding the foregoing, in the event of an adjustment to the Conversion Rate pursuant to paragraphs (d), (e) and (f) above, in no event will the Conversion Rate exceed 322.5806 (the “Maximum Conversion Rate”). The Maximum Conversion Rate shall be adjusted in the same manner and for the same events as the Conversion Rate is adjusted pursuant to clauses (a), (b) and (c) above.
     (h) If the Company adopts a stockholder’s rights plan while any Notes remain outstanding, Holders of Notes will receive, upon a conversion of Notes, in addition to Common Stock, rights under such stockholder rights plan unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the stockholder’s rights plan adopted by the Company have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights plan so that Holders of Notes would not be entitled to receive any rights in respect of any Common Stock that the Company delivers upon conversion of Notes, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed, to all holders of Common Stock, capital stock, evidences of Indebtedness or other assets or property pursuant to paragraph (c) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.
     (i) In addition to the adjustments pursuant to paragraphs (a) through (f) above, the Company may increase the Conversion Rate in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of capital stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period if the Company has determined that such increase would be in the best interests of the Company. If the Company makes such determination, it will be conclusive and the Company will mail to Holders of the Notes a notice of the increased Conversion Rate and the period during which it will be in effect at least fifteen (15) days prior to the date the increased Conversion Rate takes effect in accordance with applicable law.
     (j) The Company shall not make any adjustment to the Conversion Rate if Holders of the Notes participate in the dividend, distribution or transaction that would otherwise result in an adjustment to the Conversion Rate at the same time as holders of the Common Stock and as if such Holders of Notes owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the Conversion Rate in effect on the ex-dividend date or effective date for the relevant dividend, distribution or transaction, and the aggregate principal amount of Notes held by such Holder and the denominator of which is one thousand ($1,000).
     (k) Notwithstanding anything to the contrary contained herein, in addition to the other events set forth herein on account of which no adjustment to the Conversion Rate shall be made, the Applicable Conversion Rate shall not be adjusted for:

     (i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in the Common Stock under any plan;
     (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of the Company and its Subsidiaries, or pursuant to any incentive compensation plan for individuals who are direct or indirect limited partners of GLG Partners LP or GLG Partners Services LP for services provided to the Company or its Subsidiaries;
     (iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Notes were first issued;
     (iv) a change in the par value of the Common Stock;
     (v) accumulated and unpaid dividends or distributions; and
     (vi) the issuance of shares of Common Stock or the payment of cash upon redemption thereof.
     (l) No adjustment in the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the Company fixes a Withdrawal Date for the Notes in accordance with Section 13.13, then all adjustments not previously made will apply to any conversion of Notes occurring on or after the applicable Withdrawal Notice Date.
     (m) Whenever the Conversion Rate is adjusted as herein provided, the Company shall as promptly as reasonably practicable file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company or the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holders of the Notes (with a copy to the Trustee and Conversion Agent) within 20 Business Days of the Effective Date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (n) For purposes of this Section 13.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (o) If any of the following events occur, namely any reclassification or change of the outstanding Common Stock (other than a subdivision or combination to which Section 13.05(a) applies), any consolidation, merger or combination of the Company with another Person, or a binding share exchange in respect of all of the outstanding Common Stock or any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets (“Reference Property”) with respect to or in exchange for such Common Stock, then:
     (i) the Company or the successor or purchasing Person, as the case may be, shall execute with the Company and the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for the conversion of the Notes as set forth in this Indenture into the Reference Property. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13.05; and
     (ii) In the event a supplemental indenture should be executed pursuant to this Section 13.05, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and the Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes within twenty (20) Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The provisions of this paragraph shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If the provisions of this paragraph apply to any event or occurrence, then the provisions of Section 13.05(b) through Section 13.05(h) shall not apply to such event or occurrence.
     (p) Notwithstanding this Section 13.05 or any other provision of this Indenture or the Notes, if any Conversion Rate adjustment becomes effective, or any ex-dividend date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on, and including, the close of business on the record date for such issuance, dividend or distribution, the Board of Directors shall make adjustments to the Conversion Rate and the number of shares of Common Stock issuable upon conversion of the Notes as are necessary or appropriate to effect the intent of this

Section 13.05 and the other provisions of this Article 13 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 13.05(p) shall apply in lieu of the adjustment or other term that would otherwise be applicable.
     Section 13.06. Taxes on Shares Issued. The issue of stock certificates, if any, on conversion of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 13.07. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes as required by this Indenture from time to time as such Notes are presented for conversion.
     The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall, as expeditiously as possible secure such registration or approval, as the case may be.
     The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national or regional securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Notes; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of any Common Stock until the first conversion of the Notes in accordance with the provisions of this Indenture, the Company covenants to list such the Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 13.08. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Conversion Rate or whether any facts exist that may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 13. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.05 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 13.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 13.09. Notice to Holders Prior to Certain Actions. In case:
     (a) the Company or FA Sub 2 Limited shall declare a dividend (or any other distribution) on the Common Stock or on the Exchangeable Shares that would require an adjustment in the Conversion Rate pursuant to Section 13.05; or
     (b) the Company shall authorize the granting to the holders of all or substantially all of the Common Stock or of the Exchangeable Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or
     (c) of any reclassification or reorganization of the Common Stock or of the Exchangeable Shares (other than a subdivision or combination of its outstanding Common Stock or of the Exchangeable Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, combination, merger or share exchange to which the Company or FA Sub 2 Limited is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or FA Sub 2 Limited; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
the Company shall cause to be filed with the Trustee and to be sent to each holder of Notes at its address appearing on the Note Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock or the Exchangeable Shares of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
     Section 13.10. Conversion Rate Adjustment After Change of Control.
     (a) Subject to the provisions hereof, if a Noteholder elects to convert its Notes in connection with the occurrence of a Change of Control, the Company will increase the Applicable Conversion Rate for the Notes so surrendered for conversion (the “Additional Change of Control Shares”) as specified below; provided that the Additional Change of Control Shares will only be payable as set forth below. A Conversion of Notes will be deemed for these purposes to be “in connection with” such a Change of Control if the Conversion Notice is received by the Conversion Agent from and including the Effective Date of the Change of Control until the corresponding Designated Event Repurchase Date.
     (b) The number of Additional Change of Control Shares will be determined by reference to the table in paragraph (e) below and is based on the date on which the relevant Change of Control transaction becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in such transaction. If the holders of Common Stock receive only cash in the relevant Change of Control transaction, the Stock Price will equal the cash amount paid per share of Common Stock. In all other cases, the Stock Price will equal the average of the Closing Sale Prices of the Common Stock on the ten consecutive Trading Days up to but excluding the Effective Date.
     (c) The Stock Prices set forth in the first row of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 13.05. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (ii) the denominator of which is the Conversion Rate as so adjusted.
     (d) The number of Additional Change of Control Shares will be adjusted in the same manner and for the same events as the Conversion Rate is adjusted pursuant to Section 13.05.

     (e) The following table sets forth the Stock Price and number of Additional Change of Control Shares issuable per $1,000 principal amount of Notes:

Effective Date	Stock Price
	$3.10	$3.25	$3.50	$3.75	$4.00	$5.00	$5.58	$6.00	$7.00	$8.00	$9.00	$10.00	$11.00	$12.00

5/15/2009	53.7634	48.9157	42.1019	36.6044	32.1128	20.5336	16.5595	14.3931	10.7301	8.3272	6.6291	5.3599	4.3716	3.5791
5/15/2010	53.7634	46.8345	39.2619	33.2239	28.3633	16.3310	12.5097	10.5391	7.4498	5.6210	4.4241	3.5708	2.9213	2.4037
5/15/2011	53.7634	45.4502	36.7499	29.8391	24.3036	10.9764	7.1285	5.3445	3.0335	2.0564	1.5748	1.2778	1.0596	0.8843
5/15/2012	53.7634	44.6560	34.8342	27.1289	20.9571	5.4098	0.9382	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
5/15/2013	53.7634	40.3240	28.9605	20.7524	14.8258	3.1330	0.5389	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
5/15/2014	53.7634	38.8751	16.8971	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     (f) If the exact Stock Price and Effective Date are not set forth on the table above, then:
     (i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Change of Control Shares will be determined by a straight-line interpolation between the number of Additional Change of Control Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;
     (ii) if the Stock Price is in excess of $12.00 per share of Common Stock (the “Make Whole Cap”), no Additional Change of Control Shares will be issued upon conversion of the Notes; and
     (iii) if the Stock Price is less than $3.10 per share of Common Stock (the “Make Whole Floor”), no Additional Change of Control Shares will be issued upon conversion of the Notes.
     The Make Whole Cap and Make Whole Floor shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 13.05. The adjusted Make Whole Cap or Make Whole Floor, as the case may be, shall equal the Make Whole Cap or Make Whole Floor, as the case may be, applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the adjustment and (ii) the denominator of which is the Conversion Rate as so adjusted.
     Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon Conversion of the Notes pursuant to this Section 13.10 exceed the Maximum Conversion Rate per $1,000 principal amount of Notes, subject to adjustment in the same manner and for the same events as the Conversion Rate is adjusted pursuant to Section 13.05.
     Section 13.11. Ownership Limit.

     (a) Notwithstanding any other provision of this Indenture or the Notes, no Holder of Notes shall be entitled to receive shares of Common Stock upon conversion of Notes to the extent that, as a result of a conversion of Notes by a Holder, any of the following (each, a “Regulatory Condition”) would be applicable such Holder; provided that the Company in its sole discretion has not previously delivered to the Trustee a prior written “Control Consent” (as defined below) with respect to such Holder:
     (i) such Holder would, alone or together with any other Persons(s) with whom it is acting in concert hold, directly or indirectly, shares or voting rights in the Company or any of the Company’s subsidiaries or affiliates then authorized by the Financial Services Authority (the “FSA”), in excess of a U.K. Control Threshold, where immediately prior to such conversion such holder (alone or in concert with others) did not meet the conditions of that particular U.K. Control Threshold. “U.K. Control Threshold” means any of the following, calculated according to the provisions of the U.K. Financial Services and Markets Act 2000: shares or voting power of 10%, 20%, 30% or 50%; shares or voting power as a result of which the Holder (alone or in concert with others) is able to exercise significant influence over the management of any FSA-authorized person; becoming a parent undertaking of an FSA-authorized person.
     (ii) such Holder would, hold, directly or indirectly, shares or other interest in the Company or any of the Company’s subsidiaries or affiliates then regulated or approved by the Irish Financial Services Regulatory Authority, in excess of an Ireland Control Threshold, where immediately prior to such conversion such holder did not hold, directly or indirectly, shares or other interest in excess of that particular Ireland Control Threshold. “Ireland Control Threshold” means any of the following: shares or other interest representing 10%, 20%, 33% or 50% of capital or voting rights in any of the Company’s subsidiaries or affiliates then regulated or approved by the Irish Financial Services Regulatory Authority; or shares or other interest which, in the opinion of the Irish Financial Services Regulatory Authority, make it possible to control or exercise a significant influence over the management of a subsidiary or affiliate then regulated by the Irish Financial Services Regulatory Authority.
     (iii) such Holder would, acting alone or together or otherwise with any group of persons, in the opinion of the Cayman Islands Monetary Authority (“CIMA”):
(a)	“control” the Company or any of its subsidiaries or affiliates; or

(b)	acquire (directly or indirectly) shares representing more than 10% of the Company’s share capital or more than 10% of the total voting rights of the Company’s shares or those of the Company’s subsidiaries or affiliates then subject to regulation by CIMA; or

(c)	cause any change of ownership of any direct or indirect parent of any of the Company’s subsidiaries or affiliates regulated by CIMA, other than the Company;
where immediately prior to such conversion such holder (alone or with any group or persons) did not “control” the Company or hold more than 10% of the Company’s share capital or more than 10% voting rights in the Company or any subsidiary or affiliate of the Company then subject to regulation by CIMA.
     (iv) such Holder would trigger an Additional Regulatory Condition that was effective at the effective time of the Conversion Notice, where immediately prior to such conversion such Additional Regulatory Condition did not apply to such Holder.
     A “Control Consent” means a written consent that the Company, acting in its sole discretion, delivers to the Trustee under the Indenture consenting to a conversion of notes by a Holder that would, without such consent, trigger a Regulatory Condition.
     The Company may, from time to time, enter into a supplemental indenture with the Trustee (without the consent of the holders) to add any Additional Regulatory Condition for which an Opinion of Counsel, delivered to the Trustee, states that such Additional Regulatory Condition satisfies the definition of Additional Regulatory Condition.
     These restrictions on conversion of the Notes are without prejudice to any other rights with respect to securities of the Company.
     (b) At the Maturity Date or upon earlier repurchase of the Notes or otherwise, and as otherwise required by law, the Company may deduct and withhold from the amount of consideration otherwise deliverable to the Holder the amount required to be deducted and withheld under applicable law.
     Section 13.12. Calculation in Respect of Notes. Except as otherwise specifically stated herein or in the Notes, all calculations to be made in respect of the Notes shall be the obligation of the Company. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Notes shall be made in good faith and be final and binding on the Notes and the Holders of the Notes, the Trustee, and the Conversion Agent, absent manifest error. The Company shall provide a schedule of calculations to the Trustee and to the Conversion Agent, and the Trustee and the Conversion Agent shall be entitled to rely upon the accuracy of the calculations by the Company without independent verification. Each of the Trustee and the Conversion Agent shall forward calculations made by the Company to any Holder of Notes upon request.
     Section 13.13. Withdrawal of Conversion Rights.
     (a) If at any time after the third anniversary of the Issue Date, the Volume Weighted Average Price of the Common Stock shall have exceeded 150% of the then applicable Conversion Price on at least 20 Trading Days in any consecutive 30-Trading Day period, upon giving the notice described in Section 13.13(b), the Company may withdraw the Noteholders’ right to convert the Notes.
     (b) In case the Company shall desire to withdraw the Noteholders’ conversion rights, it shall fix a date for withdrawal (“Withdrawal Date”) and it or, at its written request received by the Trustee, the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such withdrawal not fewer than thirty (30) nor more than sixty (60) days prior to the Withdrawal Date to the holders of Notes at their last addresses as the same appear on the Note register; provided, however, that if the Company shall give such notice, it shall also give written notice of the withdrawal of conversion rights to the Trustee. The notice of withdrawal shall be given the fifth Business Day following the last Trading Day of the 30 Trading Day period described in Section 13.13(a) above (“Withdrawal Notice Date”). The notice of withdrawal shall set forth a brief statement of the facts giving rise to the withdrawal of conversion rights and the Withdrawal Date. The Company may not give notice of withdrawal if a default in payment of interest on the Notes has occurred and is continuing. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note shall not affect the validity of the proceedings for withdrawal of conversion rights of any other Note.
ARTICLE 14
MEETINGS OF HOLDERS OF NOTES
     Section 14.01. Purposes for Which Meetings May Be Called. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article 14 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by this Indenture to be made, given or taken by Holders of Notes.
     Section 14.02. Call, Notice and Place of Meetings.
     (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 14.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.03, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
     (b) In case at any time the Company or the Holders of at least 10% in principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 14.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section 14.02.
     Section 14.03. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more Outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
     Section 14.04. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Notes, the Persons holding or representing the specified percentage in principal amount of the Outstanding Notes will constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes which shall constitute a quorum.
     Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes.
     Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 14.04 shall be binding on all the Holders of Notes, whether or not such Holders were present or represented at the meeting.

     Section 14.05. Determination of Voting Rights; Conduct and Adjournment of Meetings.
     (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.03 and the appointment of any proxy shall be proved in the manner specified in Section 8.01.
     (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 14.02(b), in which case the Company or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series represented at the meeting.
     (c) At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.
     (d) Any meeting of Holders of Notes duly called pursuant to Section 14.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.
     Section 14.06. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 and, if applicable, Section 14.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
ARTICLE 15
SUBORDINATION
     Section 15.01. Agreement to Subordinate. The Company agrees, and each holder of Notes by accepting a Note agrees, that the Indebtedness evidenced by the Notes, including the principal and interest on the Notes and all other obligations with respect to the Notes or the Indenture, including without limitation, any amounts received or receivable upon the exercise of rights of rescission or other rights of action, including claims for damages or otherwise (and including deposits with the Trustee following an Event of Default) is subordinated in right of payment, to the extent and in the manner provided in this Article 15, to the prior payment in full in cash of all of the Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness. The holders of the Notes agree that the Notes are unsecured and agree that neither they nor the Trustee shall accept any security from the Company or any Subsidiary unless and until the Senior Indebtedness shall have been paid in full in cash or other consideration satisfactory to the holders of the Senior Indebtedness.
     Section 15.02. Liquidation, Dissolution, Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, any assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:
     (a) holders of Senior Indebtedness shall be entitled to receive payment in full of all obligations due in respect of such Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not the claim for such interest would be allowed) before holders of Notes shall be entitled to receive any payment or other distribution of any kind or character (whether in cash, property or securities (other than by conversion under Article 13 hereof)) with respect to the Notes; and
     (b) until all Senior Indebtedness is paid in full in cash, any distribution to which holders of Notes would be entitled but for this Article 15 shall be made to holders of Senior Indebtedness, as their interests may appear; and
     (c) if any payment with respect to the Senior Indebtedness made prior to such proceeding is subsequently set aside, the Senior Indebtedness shall be reinstated to the extent of the amount set aside and the provisions of this Article 15 shall continue to apply thereto until the Senior Indebtedness has been indefeasibly paid in full.

     Section 15.03. Default on Designated Senior Indebtedness.
     (a) In the event of any default in the payment of the principal of or premium, if any, or interest on, or any other payment obligation under any Designated Senior Indebtedness occurs or any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms (each such event, a “Payment Default”), then, until all such payments due in respect of such Designated Senior Indebtedness have been paid in full in cash or such default shall have been cured or waived or shall have ceased to exist and any acceleration thereof has been rescinded in writing; no distribution, payment or other transfer of assets by the Company or on its behalf (including, without limitation, a redemption, repurchase or other acquisition of the Notes, but not including delivery of Common Stock upon conversion of the Notes) from any source, of any kind or character, whether in cash, securities or other property, by set-off or otherwise, shall be made by the Company or on behalf of the Company with respect to the Notes or to purchase, redeem or otherwise retire any of the Notes (including any repurchase pursuant to the repurchase right of a holder pursuant to Article 3).
     (b) In addition, (i) if there has occurred and is continuing under any Designated Senior Indebtedness, or any agreement pursuant to which such Designated Senior Indebtedness is issued, any default (other than a Payment Default), which default shall not have been cured or waived, giving the holders of such Designated Senior Indebtedness the right to declare such Designated Senior Indebtedness immediately due and payable (a “Non Payment Default”) and (ii) in the event that such Non Payment Default is a default under Designated Senior Indebtedness other than the Credit Agreement Debt, the Trustee shall have received written notice from one or more holders of such Designated Senior Indebtedness, or one or more representatives of such holder or holders (a “Payment Blockage Notice”), then, anything contained in this Indenture to the contrary notwithstanding, no distribution, payment or other transfer of assets by the Company or on its behalf (including, without limitation, a redemption, repurchase or other acquisition of the Notes, but not including delivery of Common Stock upon conversion of the Notes) from any source, of any kind or character, whether in cash, securities or other property, by set-off or otherwise, in respect of the Notes, and no purchase, redemption or other retirement (including any repurchase pursuant to the repurchase right of a holder pursuant to Article 3) of the Notes, shall be made by or on behalf of the Company during the period (the “Payment Blockage Period”) commencing, in the case of a Non Payment Default under the Credit Agreement, on the date of such Non Payment Default, and otherwise, commencing on the date of receipt of the Payment Blockage Notice and, in either case, ending on the earlier of 179 calendar days after the commencement of such Payment Blockage Period, or the date on which such Non Payment Default is cured or waived or shall have ceased to exist; provided that if the Maturity of such Designated Senior Indebtedness has been accelerated, such Payment Blockage Period shall not end until such acceleration has been rescinded in writing or all payments due with respect to such Designated Senior Indebtedness have been paid in full in cash.

     Notwithstanding the provisions contained in this Section 15.03(a) and 15.03(b) (but subject to Section 15.01), the Company may resume payments on the Notes in the case of either a Payment Default or a Non Payment Default, after the Designated Senior Indebtedness has been indefeasibly paid in full in cash. No new Payment Blockage Period may start unless at least 90 days have elapsed during which no default with respect to Designated Senior Indebtedness (or judicial proceeding with respect to such debt) has occurred or was continuing and in no event shall more than two Payment Blockage Notices become effective during any 365-day period. No default under Designated Senior Indebtedness that is a Non Payment Default that existed or was continuing on the date of commencement of the applicable Payment Blockage Period (and no judicial proceeding with respect to such Non Payment Default) shall be, or be made, the basis of a subsequent Payment Blockage Notice unless such default shall have been waived or cured or ceases to exist for a period of not less than 90 consecutive days (and provided that in no event shall more than two Payment Blockage Notices become effective during any 365-day period).
     (c) In the event any judicial proceeding shall be pending with respect to any Payment Default or Non Payment Default with respect to Designated Senior Indebtedness, then, anything contained in this Indenture to the contrary notwithstanding, no payment on account of the principal of or interest on the Notes, and no repurchase or other acquisition of the Notes, shall be made by or on behalf of the Company.
     Section 15.04. Acceleration of Notes. In the event of the acceleration of the Notes because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any holder of Notes in respect of obligations with respect to Notes and may not purchase, redeem or otherwise retire (including any repurchase pursuant to the repurchase right of a holder pursuant to Article 3) from the Trustee or any holder of Notes any Notes until all Senior Indebtedness has been paid in full in cash or other consideration satisfactory to holders of Senior Indebtedness or such acceleration has been rescinded in accordance with the terms of this Indenture.
     If payment of the Notes is to be accelerated because of an Event of Default (other than an Event of Default with respect to the Company specified in Section 6.01(g), (h) or (i)), the Company or the Trustee (based upon the contact information provided by the Company in writing from time to time) shall promptly notify holders of Designated Senior Indebtedness or the representatives of such Designated Senior Indebtedness of the acceleration and, so long as any Credit Agreement Debt is outstanding any such acceleration will not be effective with respect to the Company and the Company may not pay the Notes, until the earlier of (i) an acceleration of Indebtedness under the Credit Agreement or (ii) five Business Days after the administrative agent under the Credit Agreement receives notice of such acceleration (it being understood that any payment or distribution on the Notes by the Company may only be made as and when permitted by this Article 15).
     Section 15.05. When Distribution Must Be Paid Over. In the event that the Trustee, the Paying Agent, any holder of Notes or any other person receives any payment or distribution of assets of the Company or any collateral security of any kind on or with respect to the Notes in contravention of any terms contained in this Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, before all Senior Indebtedness is paid in full in cash, then such payment or distribution shall be held by the recipient in trust for the benefit of holders of Senior Indebtedness, and shall be paid over and delivered to the holders of Senior Indebtedness or their representative(s), to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Senior Indebtedness; provided, that the foregoing shall apply to the Trustee only if a Responsible Officer of the Trustee has actual knowledge (as determined in accordance with Section 7.02) that such payment or distribution is prohibited by this Indenture.
     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 15, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders of Notes or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 15, except if such payment or distribution is made as a result of the willful misconduct or negligence of the Trustee.
     Section 15.06. Notice by Company. The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any obligations with respect to the Notes or the purchase of any Notes by the Company to violate this Article 15, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 15.
     Section 15.07. Subrogation. After all Senior Indebtedness is indefeasibly paid in full and until the Notes are paid in full, holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article 15 to holders of Senior Indebtedness that otherwise would have been made to holders of Notes is not, as between the Company, its creditors other than holders of Senior Indebtedness and holders of Notes, a payment by the Company on the Notes.
     Section 15.08. Relative Rights. This Article 15 defines the relative rights of holders of Notes and holders of Senior Indebtedness. Nothing contained in this Indenture shall otherwise:
     (a) impair, as between the Company and holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest (including Additional Interest, if any) on the Notes in accordance with their terms;
     (b) affect the relative rights of holders of Notes and creditors (other than with respect to Senior Indebtedness) of the Company, other than their rights in relation to holders of Senior Indebtedness; or

     (c) prevent the Trustee or any holder of Notes from exercising its available remedies upon a default or Event of Default, subject to the notice requirements of Section 6.01 and to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to holders of Notes.
     If the Company fails because of this Article 15 to pay principal of or interest (including Additional Interest, if any) on a Note on the due date, the failure is still a default or Event of Default.
     Section 15.09. Subordination May Not Be Impaired. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company, the Trustee, the Paying Agent or any holder of Notes or by the failure of the Company, the Trustee, the Paying Agent or any such holder to comply with this Indenture. No right of any present or future holder of any Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder.
     Section 15.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative(s).
     Upon any payment or distribution of assets of the Company referred to in this Article 15, the Trustee and the holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 15.
     Section 15.11. Rights of Trustee and Paying Agent. The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article 15 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee (other than pursuant to Section 7.04), and the Trustee may continue to make payments on the Notes, unless a Responsible Officer shall have received at least two Business Days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Notes to violate this Article 15. Only the Company or the holder or representative of any class of Senior Indebtedness may give such notice.
     Nothing contained in this Article 15 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.06.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Note Registrar, Paying Agent or Conversion Agent may do the same with like rights.
     Section 15.12. Authorization to Effect Subordination. Each holder of a Note by such holder’s acceptance thereof authorizes and directs the Trustee on the holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 15, and appoints the Trustee to act as the holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding relative to the Company (or any other obligor on the Notes), its creditors or its property, at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Notes.
     Section 15.13. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 15 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.
     Section 15.14. Senior Indebtedness and Designated Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness and Designated Senior Indebtedness shall have the right to rely upon this Article 15, and no amendment or modification of the provisions contained in this Article 15 shall materially and adversely affect the rights of any holder of Credit Agreement Debt outstanding at the time of such amendment or modification unless the holders of such Credit Agreement Debt (or any group or representative thereof authorized to give a consent) shall have agreed in writing thereto.
     Section 15.15. Permitted Payments. Notwithstanding anything to the contrary contained in this Article 15, the holders of Notes may receive and retain at any time on or prior to the Maturity Date (a) securities that are subordinated to at least the same extent as the Notes to (i) Senior Indebtedness and (ii) any securities issued in exchange for Senior Indebtedness and (b) following repayment of the Credit Agreement Debt in full in cash, payments and other distributions made from any trust created pursuant to Section 11.01.
     Section 15.16. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with. All rights and interests under this Indenture of any holder of Senior Indebtedness and all agreements of the Trustee, the Company and the holders of the Notes under this Article 15 shall remain in full force and effect irrespective of any lack of validity or enforceability of any document or instrument relating to the Senior Indebtedness or any other circumstance that might otherwise constitute a defense available to or a discharge of the Trustee, the Company or such holder.
     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this Article 15 or the obligations hereunder of the holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following, subject to any rights of the Company in respect thereof: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other person.
     Section 15.17. Certain Conversions Deemed Payment. For the purposes of this Article 15 only, (i) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article 13 shall not be deemed to constitute a payment or distribution or other transfer of assets with respect to the Notes or on account of the principal of or premium or interest on Notes or on account of the purchase, repurchase, redemption, retirement or other acquisition of Notes, and (ii) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 13.03), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section 15.17, the term “junior securities” means (a) shares of any stock of any class of the Company and securities into which the Notes are convertible pursuant to Article 13 and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article 15. Nothing contained in this Article 15 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article 13.
ARTICLE 16
MISCELLANEOUS PROVISIONS
     Section 16.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
     Section 16.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.
     Section 16.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on the Company shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:
     To Company:
GLG Partners, Inc.
399 Park Avenue, 38th Floor
New York, New York 10022
Telecopier No.: 212-224-7244
Attention: General Counsel
     Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:
The Bank of New York Mellon
101 Barclay Street
New York, New York 10286
Telecopier No.: (212) 815-5915
Attention: Global Corporate Trust Services
     with a copy to:
The Bank of New York Mellon
One Canada Square
London E14 5AL
United Kingdom
Attention: Global Corporate Trust
Telecopier No.: (011) 44-207 964-2536
     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Noteholder shall be mailed by first class mail, postage prepaid, at such Noteholder’s address as it appears on the Note Register and shall be sufficiently given to such Noteholder if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 16.04. Governing Law. This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 16.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
     Section 16.06. Legal Holidays. In any case in which the Maturity Date of interest on or principal of the Notes or the Designated Event Repurchase Date of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date or the Designated Event Repurchase Date, and no interest shall accrue for the period from and after such date.
     Section 16.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that this Section 16.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

     Section 16.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its Subsidiaries is located.
     Section 16.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 16.10. Table of Contents, Headings, etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 16.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, and 3.02, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.
     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.
     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 16.11, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all Holders of Notes as the names and addresses of such Holders appear on the Note Register.
     The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.
     The provisions of Sections 7.02, 7.03, 7.04 and 8.03 and this Section 16.11 shall be applicable to any authenticating agent.
     Section 16.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 16.13. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 16.14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 16.15. Submission to Jurisdiction. The Company (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any federal or state court sitting in the Borough of Manhattan in The City of New York; (ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.
     The Bank of New York Mellon hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

GLG PARTNERS, INC.
By:	/s/ Alejandro San Miguel
	Name:	Alejandro San Miguel
	Title:	Corporate Secretary and General Counsel

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Noora Pahkala
	Name:	Noora Pahkala
	Title:	Assistant Vice President

[Signature Page to Indenture]

Exhibit 4.2
EXHIBIT A
[[Include only for Global Notes—][THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE SUBORDINATED NOTE FOR ALL PURPOSES. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[Include only for Rule 144A Notes—][THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 UNDER REGULATION D OF THE SECURITIES ACT), (2) AGREES FOR THE BENEFIT OF GLG PARTNERS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), OR (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO

OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C), (2)(D), (2)(E) OR (2)(F), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]
[Include only for Regulation S Notes—][THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN RULE 902(L) UNDER THE SECURITIES ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN RULE 902(K) UNDER THE SECURITIES ACT) EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS PHYSICALLY OUTSIDE THE UNITED STATES AT THE TIME IT IS ACQUIRING THE SECURITIES, (2) AGREES FOR THE BENEFIT OF GLG PARTNERS, INC. (THE “COMPANY”) THAT IT WILL NOT WITHIN SIX MONTHS AFTER THE ORIGINAL ISSUANCE OF THE SECURITIES RESELL OR OTHERWISE TRANSFER THE SECURITIES EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), OR (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND (4) IF IT HAS ACQUIRED THE SECURITIES IN A TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, AGREES THAT IT WILL NOT WITHIN SIX MONTHS ENGAGE IN HEDGING TRANSACTIONS INVOLVING THESE SECURITIES UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C), (2)(D) OR (2)(E), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN

COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]
[Include only for Affiliate Notes—][THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 UNDER REGULATION D OF THE SECURITIES ACT), (2) AGREES FOR THE BENEFIT OF GLG PARTNERS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, PROVIDED THAT ANY TRANSFEREE SHALL AGREE IN WRITING, SATISFACTORY TO THE COMPANY, TO BE BOUND BY THE FOREGOING RESTRICTIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) OR (2)(D), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

Exhibit A
GLG PARTNERS, INC.
5.00% DOLLAR-DENOMINATED CONVERTIBLE SUBORDINATED NOTE DUE
MAY 15, 2014

CUSIP No.: [ ]	No. [ ]
[Representing a principal amount of up to]1
$[     ]
     GLG Partners, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to                     , or its registered assigns, the principal sum of [     ] DOLLARS ($[          ]), [or such lesser amount as is set forth in the Schedule of Increases or Decreases In Note on the other side of this Note,]2 on May 15, 2014 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 15 and November 15 of each year (each, an “Interest Payment Date”), to the holders of record as of the preceding May 1 and November 1, respectively (each, an “Interest Record Date”), commencing November 15, 2009, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 5.00%, from the May 15 or November 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from May 15, 20093, until payment of said principal sum has been made or duly provided for. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $5.0 million may specify by written notice to the Company that it pay interest by wire transfer of immediately available funds to the account specified by the Noteholder in such notice, or on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     The Company promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate of 1% per annum above the rate borne by the Notes.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations referred to on the

[1]	Insert only for Global Note.

[2]	Insert only for Global Note.

[3]	With respect to Initial Notes.

reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
Dated:

GLG PARTNERS, INC.
By:
Name:
Title:

     This is one of the Notes described in the within-named Indenture.
Dated:

THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]
GLG PARTNERS, INC.
5.00% DOLLAR-DENOMINATED CONVERTIBLE SUBORDINATED NOTE DUE
MAY 15, 2014
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.00% Dollar-Denominated Convertible Subordinated Notes due May 15, 2014 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of May 15, 2009 (herein called the “Indenture”), among the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Defined terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.
     The Notes are general subordinated unsecured obligations of the Company initially limited to $229,000,000. The Company may, without the consent of the Holders, issue Additional Notes under the Indenture with the same terms as the Notes in an unlimited aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured. Each holder of Notes by accepting a Note agrees, that the Indebtedness evidenced by the Notes, including the principal and interest on the Notes and all other obligations with respect to the Notes or the Indenture are subordinated in right of payment, to the extent and in the manner provided in Article 15 of the Indenture, to the prior payment in full in cash of all of the Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed).
     If an Event of Default (other than an Event of Default specified in Sections 6.01(g), 6.01(h) and 6.01(i)) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Section 6.01(g), 6.01(h) or 6.01(i) of the Indenture occurs, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 9.02 of the Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.
     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
     The Notes are issuable in fully registered form, without coupons, in denominations of $100,000 principal amount and integral multiples of $1,000 in excess thereof at the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes. Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.
     The Notes are not subject to redemption through the operation of any sinking fund.
     Upon the occurrence of a Designated Event, Holders of Notes shall have the right to require the Company to repurchase all or a portion of their Notes pursuant to Section 3.02 of the Indenture.
     Subject to the restrictions on ownership of shares of Common Stock as set forth in Section 13.11 of the Indenture and upon compliance with the provisions of the Indenture, on or prior to the close of business on the Business Day immediately preceding the Maturity Date, the Holder of any Notes not previously repurchased shall have the right, at such Holder’s option, to convert its Notes, or any portion thereof which is a multiple of $1,000, into a number of shares of Common Stock equal to (i) the aggregate principal amount of Notes to be converted divided by $1,000, multiplied by (ii) the Applicable Conversion Rate.
     If at any time after the third anniversary of the Issue Date, the Volume Weighted Average Price of the Common Stock shall have exceeded 150% of the then applicable Conversion Price on at least 20 Trading Days in any consecutive 30-Trading Day period, the Company may withdraw the Noteholders’ right to convert the Notes by fixing a Withdrawal Date by giving notice to the Trustee on the fifth Business Day following the last Trading Day of the 30-Trading Day period. The Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such withdrawal not fewer than thirty (30) nor more than sixty (60) days prior to the Withdrawal Date to the holders of Notes.
     Notwithstanding any other provision of the Notes, no Holder of Notes shall be entitled to receive shares of Common Stock upon conversion of Notes to the extent that, as a result of a conversion of Notes by a Holder, a Regulatory Condition would be applicable to such Holder, unless the Company has previously delivered to the Trustee a written Control Consent with respect to such Holder. Under certain circumstances the Company and the Trustee may enter into a Supplemental Indenture without the consent of the Holders to add an Additional Regulatory Condition.

     In the event the Holder surrenders this Note for conversion in connection with a Change of Control, the Company will increase the Applicable Conversion Rate by the Additional Change of Control Shares as and when provided in the Indenture.
     All payments in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (“Relevant Taxing Jurisdiction”) or any political subdivision or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. If, as a result of a Redomiciliation by the Company, any amounts are required to be so withheld or deducted, the Company will, subject to specified exceptions, pay such additional amounts as shall be necessary in order that the net amounts received by the Holders of the Notes after such withholding or deduction shall equal the respective amounts which would otherwise have been receivable in respect of the Notes in the absence of such withholding or deduction.
     No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or Subsidiary, as such, past, present or future of the Company or any of the Company’s Subsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.
     The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. In the event of any conflict between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall govern.
     In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes that are Restricted Securities shall have all applicable rights set forth in the Registration Rights Agreement dated as of May 15, 2009, among the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement) and the right to receive additional shares of Common Stock upon conversion under specified circumstances.

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN-COM	as tenants in common	UNIF GIFT MIN ACT – Custodian

TEN-ENT	as tenant by the entireties	(Cust) (Minor)

JT-TEN	as joint tenants with right of survivorship and not under Uniform Gifts to Minors Act as tenants in common	(State)
     Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	GLG PARTNERS, INC. The Bank of New York Mellon, as Trustee
     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with a check in payment for cash payable for fractional shares, if any, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
     The undersigned registered owner of this Note hereby certifies that receipt of the shares of Common Stock to it upon conversion of this Note (or the portion below designated) would not cause a Regulatory Condition to be applicable to such registered owner or the Person on whose behalf the Note is being converted, unless the Company has previously delivered to the Trustee a written Control Consent with respect to such Holder.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

     Fill in the registration of shares of Common Stock to be issued, and Notes if to be delivered, and the person to whom payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder: Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)
Principal amount to be converted (if less than all):
$                     ,000
Social Security or Other Taxpayer Identification Number:
NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO	GLG PARTNERS, INC. The Bank of New York Mellon, as Trustee
     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from GLG Partners, Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Designated Event Repurchase Date, as the case may be, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Designated Event Repurchase Date pursuant to the terms and conditions specified in the Indenture.
     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever. Note Certificate Number (if applicable):
     Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):
     Social Security or Other Taxpayer Identification Number:

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

ASSIGNMENT
      For value received                                            hereby sell(s) assign(s) and transfer(s) unto                         (Please insert name and social security or other Taxpayer Identification Number of assignee) the within Note (Certificate No.                     ), and hereby irrevocably constitutes and appoints the foregoing as agent(s), with full power of substitution in the premises, to transfer said Note on the Note Register.
     [FOR INCLUSION ONLY IF THIS NOTE BEARS AN AFFILIATE LEGEND—] In connection with any transfer of the Note evidenced by this certificate, the undersigned confirms that such Note is being transferred: (check one)

(1)	☐	To GLG Partners, Inc. or a Subsidiary of GLG Partners, Inc.; or

(2)	☐	Pursuant to a registration statement that has become effective under the Securities Act of 1933, as amended (the “Securities Act”), and continues to be effective.

(3)	☐	Pursuant to an exemption from registration provided by Rule 144 under the Securities Act.

(4)	☐	In a private transaction exempt from or not subject to the registration requirements of the Securities Act to Person(s) who agree to be bound by the restrictions on transfer set forth in the Affiliate Legend.
     [FOR INCLUSION ONLY IF THIS NOTE BEARS A RULE 144A NOTE LEGEND—] In connection with any transfer of the Note evidenced by this certificate, the undersigned confirms that such Note is being transferred: (check one)

(1)	☐	To GLG Partners, Inc. or a Subsidiary of GLG Partners, Inc.; or

(2)	☐	Pursuant to a registration statement that has become effective under the Securities Act of 1933, as amended (the “Securities Act”), and continues to be effective.

(3)	☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act.

(4)	☐	To an accredited investor that is acquiring the Note for its own account, in a minimum principal amount of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act.

(5)	☐	Pursuant to an exemption from registration provided by Rule 144 under the Securities Act.

      [FOR INCLUSION ONLY IF THIS NOTE BEARS A REGULATION S NOTE LEGEND—]In connection with any transfer of the Note evidenced by this certificate, the undersigned confirms that such Note is being transferred: (check one)

(1)	☐	To GLG Partners, Inc. or a Subsidiary of GLG Partners, Inc.; or

(2)	☐	Pursuant to a registration statement that has become effective under the Securities Act of 1933, as amended (the “Securities Act”), and continues to be effective.

(3)	☐	Outside the United States in an offshore transaction in compliance with Regulation Sunder the Securities Act.

(4)	☐	Pursuant to an exemption from registration provided by Rule 144 under the Securities Act.
      Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that the Trustee may require, prior to registering any such transfer of the Note, such certifications and other information, including legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction or otherwise, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933. For a transfer in which any box other than box 1 or box 2 applies, the Trustee shall not register such transfer until the Company has confirmed to the Trustee that it has received all such certificates, other information and/or legal opinions as it has requested.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

     NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[Include Schedule only for a Global Note]
SCHEDULE OF INCREASES OR DECREASES IN NOTE
The initial principal amount of this Global Note is [     ] DOLLARS ($[     ]). The following increases or decreases in part of this Note have been made:

Principal Amount of
	Amount of Increase	Amount of Decrease	this Note following	Signature of
	in Principal Amount	in Principal Amount	such Increase or	Authorized Officer or
Date:	of this Note	of this Note	Decrease	Trustee

EXHIBIT B
FORM OF CERTIFICATION FOR TRANSFER OF AFFILIATE NOTE
FROM AN AFFILIATE OR A TRANSFEREE OF AN AFFILIATE TO A TRANSFEREE
WHO TAKES NOTE WITH AFFILIATE LEGEND
[Date]
The Bank of New York Mellon
101 Barclay Street
New York, New York 10286

Attention:	Global Corporate Trust Services (5.00% Dollar-Denominated Convertible Subordinated Notes due 2014 of GLG Partners, Inc.)

Re:	5.00% Dollar-Denominated Convertible Subordinated Notes due 2014 (the “Notes”) of GLG Partners, Inc. (the “Company”)
Ladies and Gentlemen:
     Reference is hereby made to the Indenture, dated as of May 15, 2009 (as amended and supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
     This certificate is delivered to request a transfer of US $___ principal amount of the Notes (the “Transferred Notes”) in the form of a Definitive Note that is an Affiliate Note to the undersigned (the “Transferee”).
     Upon transfer, the Transferred Notes should be registered in the name of the new owner as follows:

Name:	[If applicable, add: as nominee for the transferee]

Address:

Taxpayer ID Number:
     The Transferee represents and warrants to you that pursuant to Section 2.05 of the Indenture, the Transferee hereby agrees to abide by all restrictions contained in the Affiliate Legend and in the Indenture, and acknowledges that the Affiliate Note delivered to the Transferee will bear the Affiliate Legend, until such time as it is removed in accordance with the terms of the Indenture. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

B-1

Very truly yours,
[Name of Transferee]

By:

Authorized Signature

B-2

EXHIBIT C
FORM OF CERTIFICATION
FOR TRANSFER PURSUANT TO RULE 144
[Date]
The Bank of New York Mellon
101 Barclay Street
New York, New York 10286

Attention:	Global Corporate Trust Services (5.00% Dollar-Denominated Convertible Subordinated Notes due 2014 of GLG Partners, Inc.)

Re:	5.00% Dollar-Denominated Convertible Subordinated Notes due 2014 (the “Notes”) of GLG Partners, Inc. (the “Company”)
Ladies and Gentlemen:
     Reference is hereby made to the Indenture, dated as of May 15, 2009 (as amended and supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
     In connection with our proposed sale of $                                         aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note: which represent an interest in a 144A Global Note beneficially owned by] [in the case of a transfer of an Affiliate Note: held in the name of                                         ] by the undersigned (the “Transferor”), the undersigned hereby confirms that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act of 1933, as amended.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

C-1